Exhibit 6.4

ACKNOWLEDGEMENT OF RECEIPT OF STANDARD MORTGAGE TERMS

         "August 6"          , 2010

RMR ACQUISITION CORP., as mortgagor, granted a mortgage and assignment of rents for $650,000 to Bank of Montreal, as mortgagee, which mortgage consists of a Form B dated contemporaneously herewith and all schedules thereto and filed standard mortgage terms registered under the Land Title Act under number MT080118 (the "Terms"). The undersigned acknowledges receipt of a copy of the Terms and agrees to comply with and be bound by the Terms.

RMR ACQUISITION CORP.

Per:	/s/ Howard Katkov
Howard Katkov

BANK OF MONTREAL

BRITISH COLUMBIA STANDARD
MORTGAGE TERMS

ALL INDEBTEDNESS MORTGAGE
(COMMERCIAL/FARM)

Filing Number MT 080118

The following set of standard mortgage terms (together with any schedules attached hereto, the "Standard Mortgage Terms") shall be deemed to be included in each mortgage or charge in which it is referred to by its filing number except to the extent that the provisions of the Standard Mortgage Terms are excluded or varied by such mortgage or charge.

A.      TABLE OF CONTENTS

A.	TABLE OF CONTENTS	1

B.	DEFINITIONS	4

C.	OPERATION OF THE MORTGAGE	6

1.	Charge of Mortgaged Land	6

2.	Repayment of Principal on Demand	6

3.	Restriction on Voluntary Prepayments	6

4.	Calculation and Payment of Interest	6

5.	Continuing Security	6

6.	Divided Parts of Mortgaged Land	7

7.	Application of Amounts Paid	7

8.	Discharge of Mortgage	7

9.	Consolidation of Mortgages	7

D.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF MORTGAGOR	8

1.	Payment of Principal and Interest	8

2.	Observance and Performance of Other Obligations	8

3.	Payment of Taxes	8

4.	Good Title and Free From Encumbrances	8

5.	Insurance	9

6.	Payment of Other Encumbrances	9

7.	Payment of Expenses	9

8.	Compliance with Laws	10

9.	Maintain in Good Repair and Avoid Waste	10

10.	Environmental Representation and Indemnity	10

11.	No Alterations or Change in Use	11

12.	No Unapproved Charge or Encumbrance by Mortgagor	11

13.	Change in Ownership or Spousal Status	11

14.	Expropriation	11

15.	Power of Attorney	11

16.	Further Assurances	11

17.	Business Purposes Only	12

18.	No Registration of Condominiums or Strata Title Developments	12

19.	Delivery of Information	12

20.	No Litigation or Other Proceedings	12

21.	Mortgagor a Canadian Resident	12

22.	Good Management of Mortgaged Land	12

23.	Abutting Real Properly	12

E.	MORTGAGE OF LEASEHOLD INTEREST	12

1.	Representations and Warranties	12

2.	Covenants Relating to Lease	13

3.	Last Day of Term Excepted	14

4.	Charge by way of Sublease	14

5.	Leasehold Interests	14

F.	ASSIGNMENT OF LEASES AND RENTS	14

1.	Assignment	15

2.	Separate Assignments	15

3.	Collection by Mortgagor before Default	15

4.	No Liability of Mortgagee and Indemnity by Mortgagor	15

5.	Re-assignment	15

6.	Application by Mortgagee	15

7.	Not Mortgagee in Possession	15

G.	CONDOMINIUM OR STRATA TITLE DEVELOPMENT PROVISIONS	15

1.	Compliance with Requirements	15

2.	Common Expense Payments	16

3.	Right of Mortgagee to Pay	16

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4.	Voting by Mortgagee	16

H.	MORTGAGE AS SECURITY FOR A GUARANTEE	16

I.	DEFAULT	17

J.	REMEDIES OF MORTGAGEE	18

1.	Acceleration and Termination of Obligation to Extend Credit	18

2.	Right of Entry	18

3.	Sale, Lease or Foreclosure	18

4.	Sale or Lease	19

5.	Attornment.	20

6.	Right to Distrain	20

7.	Judgments and Non-Merger	20

8.	Separate Remedies	20

9.	Application of Proceeds and Mortgagor's Liability for Deficiency	20

10.	Mortgagor's Insolvency Proceedings	21

K.	APPOINTMENT OF A RECEIVER	21

1.	Appointment	21

2.	Powers of Receiver	21

3.	Identity of Receiver and Removal	22

4.	Receiver as Agent of Mortgagor	22

5.	Receivership Expenses	22

6.	No Enquiries Required	22

L.	MISCELLANEOUS	23

1.	Records of Mortgagee	23

2.	Revolving Line of Credit	23

3.	Assignment and Syndication	23

4.	General Indemnity by Mortgagor	23

5.	Effect of Sale	24

6.	Dealings with the Mortgagor and Others	24

7.	Amendments to Mortgage	24

8.	Waiver	24

9.	Discharge or Assignment	24

10.	No Obligation to Advance	24

11.	Appointment of Attorney Irrevocable	25

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12.	Other Security	25

13.	Financing Statement	25

14.	Notice	25

15.	Different Currencies	25

16.	Judgment Currency	25

17.	Foreign Exchange Rate Determinations	25

18.	Governing Law	25

19.	Time of Essence	25

20.	Severability	26

21.	Interpretation	26

22.	Titles	26

23.	Joint and Several Obligations	26

24.	Schedule	26

25.	Equivalent Rate Information	26

26.	Successors and Assigns	26

B.      DEFINITIONS

In this set of Standard Mortgage Terms and in each Mortgage, the following terms shall have the following meanings:

1.	"Applicable Rate" means:

(a)	the applicable interest rate specified by the applicable note or agreement delivered by the Mortgagor to the Mortgagee or between the Mortgagor and the Mortgagee; or

(b)	if the interest rate referred to in subsection (a) is not so specified, the applicable interest rate specified by the Mortgage.

2.	"Controlling Entity" means any corporation or other entity which on the date of the Mortgage beneficially owned, directly or indirectly, shares, other securities or other equity interests issued by the Mortgagor or a Guarantor which have more than 50% of the total ordinary voting power of all shares, other securities and other equity interests issued by the Mortgagor or such Guarantor.

3.	"Default" means a default referred to in section I.

4.	"Guarantor" means a person who guaranteed payment of all or any Indebtedness.

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5.	"Indebtedness" means all present and future indebtedness and liability now or hereafter owing by the Mortgagor to the Mortgagee whether direct or indirect, absolute or contingent, or revolving or non-revolving, whether incurred by the Mortgagor alone or together with any other debtor or debtors and whether incurred pursuant to the provisions of the Mortgage or otherwise including all principal, interest, guarantee liabilities, letter of credit indemnity liabilities, bankers acceptance indemnity liabilities, fees and expenses now or hereafter owing by the Mortgagor to the Mortgagee.

6.	"Insolvency Proceeding" means a proceeding commenced under the Companies' Creditors Arrangement Act, the Bankruptcy and Insolvency Act or any other similar statute.

7.	"Lease" means a lease, offer to lease or other similar agreement of or with respect to the Mortgaged Land in favour of, or held by the Mortgagor as tenant and referred to in the Mortgage, as such lease, offer to lease or other similar agreement is amended or replaced from time to time.

8.	"Mortgage" means the applicable registered mortgage or charge (as amended from time to time) in which this set of Standard Mortgage Terms is incorporated by reference to its filing number (including all Schedules thereto), includes any such mortgage or charge registered electronically or otherwise and includes such mortgage or charge whether or not any provision of the Standard Mortgage Terms is excluded or varied.

9.	"Mortgaged Land" means the real property described in the Mortgage, all appurtenances thereto and all estates and interests therein, and includes all buildings, plant, machinery, crops, erections and improvements, fixed or otherwise, present or future, built, grown, placed or put thereon including all fences, heating equipment, plumbing equipment, antennae, radiators, mirrors, air-conditioning equipment, ventilating equipment, fire alarm and protective systems, lighting and lighting fixtures, hay racks, barn fixtures, milking machine equipment, water tanks, pumps and windmills, water bowls and pipes, feed boxes, litter earners and tracks, mobile homes affixed to the real property, furnaces, boilers, oil burners, stokers, water heating equipment, cooking and refrigeration equipment, window blinds, floor coverings, storm windows, storm doors, window screens, door screens, shutters and awnings, all apparatus and equipment appurtenant thereto, and all other fixtures and accessions of any kind or nature.

10.	"Mortgagee" means the mortgagee or chargee referred to in the Mortgage and its successors and assigns.

11.	"Mortgagee's Prime Rate" means the fluctuating annual rate of interest determined by Bank of Montreal from time to time as the reference rate it will use to determine rates of interest payable by borrowers from Bank of Montreal of Canadian dollar loans made in Canada and designated by Bank of Montreal as its prime rate.

12.	"Mortgagor" means the person or persons identified as the mortgagor or chargor in the Mortgage and his, her, its or their respective heirs, executors, administrators, personal representatives, successors and assigns.

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13.	"Other Encumbrances" means all statutory liens, construction liens, mechanics' liens, builders' liens, other liens, executions, mortgages, charges, and other encumbrances which charge or otherwise affect or could affect the Mortgaged Land but excludes the Mortgage.

14.	"Permitted Prior Mortgage" means a mortgage or charge of the Mortgaged Land which ranks in priority to the Mortgage and which the Mortgagee has approved in writing.

15.	"Receiver" means a receiver, receiver and manager or other similar person.

16.	"Schedule" means a schedule to the Mortgage.

17.	"Taxes" means all taxes, rates and assessments, municipal, provincial, federal or otherwise, with respect to the Mortgaged Land.

C.      OPERATION OF THE MORTGAGE

1.     Charge of Mortgaged Land. In consideration of other valuable consideration and a loan advance made or other credit extended by the Mortgagee to the Mortgagor (the receipt and sufficiency of which are acknowledged by the Mortgagor), the Mortgagor hereby mortgages and charges the Mortgaged Land to and in favour of the Mortgagee as security for payment to the Mortgagee of all Indebtedness and as security for the observance and performance by the Mortgagor of all other obligations of the Mortgagor pursuant to or in respect of the Mortgage or the Standard Mortgage Terms. Subject to the provisions of the Mortgage, the Mortgagor releases to the Mortgagee, all the Mortgagor's claims upon the Mortgaged Land.

2.      Repayment of Principal on Demand. The Mortgagor shall pay all Indebtedness to the Mortgagee on demand by the Mortgagee for payment.

3.      Restriction on Voluntary Prepayments. The Mortgagor shall not be entitled to prepay voluntarily any principal amount (including any principal amount owing with respect to a revolving line of credit or a demand loan) except to the extent agreed to by the Mortgagee in writing.

4.      Calculation and Payment of Interest. The Mortgagor shall pay to the Mortgagee when due interest payable by the Mortgagor on each part of the Indebtedness (including interest on overdue interest) at the Applicable Rate which applies to such part of the Indebtedness. Interest shall accrue on each part of the Indebtedness from the date such part is incurred to the date such part is paid to the Mortgagee in full. Interest shall be calculated and payable monthly not in advance on the first day of each month unless otherwise agreed by the Mortgagor and the Mortgagee in writing. Whenever there is more than one Applicable Rate, the Applicable Rate referred to in Sections D, E, G, J and K shall, unless otherwise agreed by the Mortgagee in writing, be the higher or highest of such Applicable Rates.

5.      Continuing Security. The Mortgage shall be continuing security in favour of the Mortgagee for the payment of all Indebtedness, notwithstanding at any time and from time to time there is:

(a)	any change in the nature, state or form of any account between the Mortgagor and the Mortgagee;

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(b)	any new advance by the Mortgagee to the Mortgagor, whether by way of loan, discount, the drawing of a cheque against an account of the Mortgagor or otherwise;

(c)	any discount or acceptance by the Mortgagee from or for the Mortgagor of any note, bill of exchange or other negotiable instrument or commercial paper;

(d)	any credit of any amount to any account of the Mortgagor by reason of deposit of moneys or otherwise; or

(e)	any renewal, replacement, substitution or alteration of any note, bill of exchange or other negotiable instrument or other commercial paper from time to time held by the Mortgagee or any reduction, satisfaction, payment, release or discharge thereof or of any other security therefor.

Nothing herein shall prejudice any of the Mortgagee's rights pursuant to or in respect of any note, bill of exchange, other agreement or other security now or hereafter held by the Mortgagee.

6.      Divided Parts of Mortgaged Land. Every part of the Mortgaged Land into which the Mortgaged Land may hereafter be divided by a plan of subdivision shall continue to be charged with payment of all Indebtedness but the Mortgagee may discharge any part or parts of the Mortgaged Land with or without sufficient consideration and without releasing the Mortgagor from the Mortgage and no person shall have any right to require the Indebtedness to be apportioned between or among such parts.

7.      Application of Amounts Paid. Any and all amounts received by the Mortgagee with respect to Indebtedness before a Default shall, unless otherwise specified by the Mortgagee in writing, be applied firstly to reduce compound interest, secondly to reduce interest (other than compound interest), thirdly to reduce principal and fourthly to reduce any other Indebtedness. Any and all amounts received by the Mortgagee after a Default (including any and all amounts received from any security held by the Mortgagee) shall be applied by the Mortgagee in the manner determined by the Mortgagee in its sole discretion.

8.      Discharge of Mortgage. If the Mortgagor shall duly pay to the Mortgagee all Indebtedness and the Mortgagee is not then obligated to extend any credit to the Mortgagor, the Mortgagor may request from the Mortgagee a discharge of the Mortgage and, upon delivery by the Mortgagee to the Mortgagor of a discharge of the Mortgage, the Mortgage shall terminate and cease to operate; provided that the Mortgage shall not terminate or cease to operate while any Indebtedness remains unpaid or while the Mortgagee is obligated to extend any credit to the Mortgagor only because, at any prior time or times, all Indebtedness had been paid in full. The Mortgagee shall not be obligated to deliver any partial discharge of the Mortgage.

9.      Consolidation of Mortgages. To the extent permitted by law, the doctrine of consolidation shall apply with respect to inter alia the Mortgage.

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D.       COVENANTS, REPRESENTATIONS AND

WARRANTIES OF MORTGAGOR

1.      Payment of Principal and Interest. The Mortgagor shall pay to the Mortgagee when due all Indebtedness without deduction or set-off of any kind. The Mortgagor expressly agrees not to fail to pay any Indebtedness when due and not to reduce the amount of any due payment of any Indebtedness as a result, or in respect of any existing or future claim by the Mortgagor against the Mortgagee or against any other person whether such claim relates to any or all Indebtedness, the Mortgage, any other agreement between the Mortgagor and the Mortgagee, any other transaction or any other agreement or matter whatsoever.

2.      Observance and Performance of Other Obligations. The Mortgagor shall duly and punctually observe and perform all the Mortgagor's existing and future obligations pursuant to the Mortgage and all the Mortgagor's existing and future obligations pursuant to any and all other existing and future agreements delivered by the Mortgagor to the Mortgagee or between the Mortgagor and the Mortgagee.

3.      Payment of Taxes. The Mortgagor shall promptly pay all Taxes as they become due and, within one month after the date fixed for the payment of the last installment of Taxes in each year, shall deliver to the Mortgagee a receipted tax bill showing payment in full of all such Taxes payable during such year. If the Mortgagor fails to pay any Taxes as they become due, the Mortgagee may, at its option, pay the whole or any part of such Taxes. The amounts so paid by the Mortgagee shall be payable forthwith by the Mortgagor to the Mortgagee with interest thereon at the Applicable Rate, shall be a part of the Indebtedness and shall be secured by the Mortgage.

4.      Good Title and Free From Encumbrances. The Mortgagor represents and warrants to the Mortgagee that the Mortgagor is the legal and beneficial owner of, and has good, absolute and indefeasible title and estate in fee simple to the Mortgaged Land (or the leasehold interest therein if section E applies), free of any Other Encumbrances except any Permitted Prior Mortgage and except any public utilities easements or similar easements or restrictive covenants that do not impair the value, marketability or use of the Mortgaged Land or were approved by the Mortgagee in writing, and free of any reservations, limitations, provisos or conditions whatsoever except those contained in the original grant thereof, if any, from the Crown; the Mortgagor has good right, full power and lawful and absolute authority to mortgage and charge the Mortgaged Land (or, if section E applies, its leasehold interest therein) to the Mortgagee in accordance with the provisions of the Mortgage; the Mortgagor has not done, omitted or permitted anything whereby the Mortgaged Land or the Mortgagor's estate, right, title or interest therein is or may be alienated, encumbered, liened, charged, mortgaged, impeached or affected except for the delivery of any Permitted Prior Mortgage. The Mortgagor shall keep the Mortgaged Land (or, if section E applies, the Mortgagor's leasehold interest therein) free and clear of and from all Other Encumbrances (other than any Permitted Prior Mortgage) including any arrears secured by any statutory liens or arrears of Taxes.

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5.      Insurance. The Mortgagor shall maintain, in form, substance and amount and with insurers satisfactory to the Mortgagee, all insurance required by the Mortgagee from time to time with respect to the Mortgaged Land (including boiler, property, public liability, rental, environmental and business interruption insurance and insurance covering all crops grown on the Mortgaged Land insuring such crops against damage by hail and against perils covered by all-risk crop insurance). The Mortgagor shall deliver to the Mortgagee, from time to time at the Mortgagee's request, certificates of insurance and certified copies of such insurance policies showing all loss payable to the Mortgagee as first mortgagee (subject to the interests of the holder of any Permitted Prior Mortgage) and loss payee and containing a mortgage clause satisfactory to the Mortgagee. As additional and separate security for payment of all Indebtedness, the Mortgagor hereby assigns to the Mortgagee all the Mortgagor's present and future interests in and to all such present and future insurance policies and all proceeds therefrom. The Mortgagor shall not repair any damage using proceeds of any insurance without the Mortgagee's prior written consent and the Mortgagee may, at its discretion, apply any and all insurance proceeds to reduce Indebtedness. If the Mortgagor fails to maintain insurance required by the Mortgagee, the Mortgagee may arrange insurance with respect to the Mortgaged Land, the Mortgagor shall pay to the Mortgagee, on demand by the Mortgagee, all amounts paid by the Mortgagee to effect such insurance and the Mortgagor shall pay interest thereon at the Applicable Rate; and all such amounts owing by the Mortgagor shall be part of the Indebtedness and secured by the Mortgage. The Mortgagor shall, forthwith on the occurrence of any loss or damage, furnish at the Mortgagor's own expense all necessary proofs and do all necessary acts to enable the Mortgagee to obtain payment of the insurance monies. Any insurance monies received may, at the option of the Mortgagee, to the extent permitted by law, be applied to rebuild or repair the premises on the Mortgaged Land or be paid to the Mortgagor or any other person appearing by the registered title to be or to have been the owner of the Mortgaged Land, or be applied to pay Indebtedness whether or not then due, despite any law, equity or statute to the contrary. The Mortgagor, to the extent permitted by law, hereby waives any statutory or other right it may have to require any insurance proceeds to be applied in any particular manner.

6.      Payment of Other Encumbrances. The Mortgagor shall promptly pay when due all amounts now or hereafter owing pursuant to or with respect to any Other Encumbrances and shall deliver to the Mortgagee, at the Mortgagee's request, evidence showing payment in full of all such amounts. If the Mortgagor fails to pay any Other Encumbrances when due, the Mortgagee may, at its option, pay the whole or any part of any present or future Other Encumbrances. The amounts so paid shall be payable forthwith by the Mortgagor to the Mortgagee with interest thereon at the Applicable Rate, shall be a part of the Indebtedness and shall be secured by the Mortgage. In the event the Mortgagee pays any Other Encumbrance, it shall be entitled to all the equities, rights and securities of the person or persons so paid and to obtain an assignment of such Other Encumbrance so paid and of any right to payment and is hereby authorized to retain' any discharge thereof without registration for so long as it may think fit to do so.

7.      Payment of Expenses. The Mortgagor shall, on demand by the Mortgagee, pay all costs, charges, expenses (including legal fees as between a solicitor and his or her own client), commissions and fees which may be incurred by the Mortgagee in negotiating any credit or credits secured by the Mortgage, investigating the title to the Mortgaged Land, preparing and registering the Mortgage and other documents, administering any credit or credits extended by the Mortgagee to the Mortgagor, inspecting the Mortgaged Land, collecting any Indebtedness, taking any proceeding in connection with or to collect any Indebtedness, taking and maintaining possession of the Mortgaged Land, maintaining and repairing the Mortgaged Land, and taking any other enforcement proceedings. The Mortgagor shall deliver to the Mortgagee, at the Mortgagee's request, evidence showing payment in full of all such amounts. If the Mortgagor fails to pay any such amounts as they become due, the Mortgagee may, at its option, pay any such amounts and the amounts so paid by the Mortgagee shall be payable forthwith by the Mortgagor to the Mortgagee with interest thereon at the Applicable Rate, shall be a part of the Indebtedness and shall be secured by the Mortgage.

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8.      Compliance with Laws. The Mortgagor represents and warrants to the Mortgagee that, as at the date of the Mortgage, the Mortgagor has complied with, and the Mortgagor agrees that it shall comply with all laws, by-laws and regulations affecting the Mortgaged Land and all orders and decisions of any governmental authority, governmental agency or court having jurisdiction affecting the Mortgaged Land (including all such laws, by-laws, regulations, orders and decisions relating to the environment or to residential or other property, including those relating to the amount of rent charged by the Mortgagor with respect to any part of the Mortgaged Land). The Mortgagor shall, at the Mortgagor's expense, promptly and in good and workmanlike manner make all improvements, alterations, clean-ups and repairs and effect any change in use that may be required from time to time to so comply.

9.      Maintain in Good Repair and Avoid Waste. The Mortgagor represents and warrants to the Mortgagee that, as at the date of the Mortgage, all buildings, erections, equipment, machinery and improvements on the Mortgaged Land are in good condition and repair and that all noxious weeds have been eradicated from the Mortgaged Land. The Mortgagor shall maintain all buildings, erections, equipment, machinery and improvements on the Mortgaged Land in good condition and repair to the satisfaction of the Mortgagee, shall eradicate all noxious weeds from the Mortgaged Land and shall not permit waste to be committed or suffered on the Mortgaged Land or any part thereof. The Mortgagee or its agent shall be entitled, from time to time, to enter on the Mortgaged Land to inspect the Mortgaged Land and to undertake any tests (including intrusive environmental tests) required by the Mortgagee. If the Mortgagor neglects to keep the Mortgaged Land or any buildings, erections, equipment, machinery or improvements on the Mortgaged Land in good condition and repair, fails to eradicate noxious weeds from the Mortgaged Land or commits or permits any act of waste on the Mortgaged Land (as to which the Mortgagee shall be the sole judge), or fails to comply with section D.8., the Mortgagee or its agent may enter upon the Mortgaged Land and make such repairs and undertake such work and take such action as the Mortgagee deems necessary. All costs of such inspection, testing, repairs, work and action shall be payable forthwith by the Mortgagor to the Mortgagee with interest thereon at the Applicable Rate, shall be a part of the Indebtedness and shall be secured by the Mortgage.

10.     Environmental Representation and Indemnity. The Mortgagor represents and warrants to the Mortgagee that there has not occurred, after the date the Mortgagor acquired an interest in the Mortgaged Land, any spill, leak, contamination or other material environmental problem affecting the Mortgaged Land or any part thereof (other than any such spill, leak, contamination or other environmental problem which has been remedied). The Mortgagor shall indemnify and save harmless the Mortgagee and any Receiver of the Mortgaged Land from any and all expenses and damages incurred or suffered by the Mortgagee or such Receiver as a result, or in respect of any spill, leak, contamination or other environmental problem affecting the Mortgaged Land or any part thereof. This indemnity shall survive the payment of all Indebtedness and the satisfaction, discharge or enforcement of the Mortgage or any other security.

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11.     No Alterations or Change in Use. The Mortgagor shall not, without the prior written consent of the Mortgagee, make, or permit to be made, any alterations or additions to the Mortgaged Land or any building thereon or change the Mortgagor's use of the Mortgaged Land or any building thereon and the Mortgagor shall not allow the Mortgaged Land to be unoccupied or unused.

12.     No Unapproved Charge or Encumbrance by Mortgagor. The Mortgagor shall not, without the Mortgagee's prior written consent, mortgage, charge, lien or encumber the Mortgaged Land or any part thereof or any interest therein or permit any Other Encumbrance to remain thereon except for any Permitted Prior Mortgage and a charge for current Taxes which are not then due.

13.     Change in Ownership or Spousal Status. Upon any change or event affecting any of the following, namely:

(a)	the spousal status of the Mortgagor, if the Mortgagor is an individual;

(b)	the qualification of the Mortgaged Land as a matrimonial home; or

(c)	the ownership of the Mortgaged Land,

the Mortgagor shall forthwith advise the Mortgagee accordingly in writing and furnish the Mortgagee with full particulars thereof, the intention being that the Mortgagee shall be kept fully informed of the names and addresses of the owner or owners of the Mortgaged Land and of any spouse who is not an owner but who may have a legal right of possession of or interest in the Mortgaged Land. The Mortgagor shall furnish the Mortgagee with such evidence in connection with any of subsections (a), (b) and (c) of this provision as the Mortgagee may from time to time request.

14.     Expropriation. If the Mortgaged Land or any part thereof is condemned or expropriated to an extent which, in the Mortgagee's sole discretion, materially affects the Mortgagee's security, all Indebtedness shall, at the option of the Mortgagee, be deemed to have become due and payable on the day before such condemnation or expropriation, and interest shall continue to accrue thereon, at the Applicable Rate, until the Mortgagee has been paid all Indebtedness. The Mortgagor shall pay to the Mortgagee from any condemnation or expropriation proceeds the full amount thereof, to be applied by the Mortgagee to reduce Indebtedness.

15.     Power of Attorney. The Mortgagor hereby irrevocably appoints the Mortgagee or any Receiver appointed by the Mortgagee under or pursuant to the Mortgage or by any order of a Court of competent jurisdiction, as the Mortgagor's attorney for all purposes to take any and all action deemed appropriate by the Mortgagee or such Receiver after the occurrence of a Default.

16.     Further Assurances. The Mortgagor shall (and shall cause each person having or claiming to have an estate, right, title or interest in or to the Mortgaged Land to) at any time and from time to time, at the Mortgagee's request, do, execute and deliver or cause to be made, executed and delivered to the Mortgagee such further and other reasonable acts, deeds, conveyances, charges and assurances as may be required by the Mortgagee to fully and effectually carry out the intention and meaning of the Mortgage and the provisions included in the Mortgage and the reasonable cost of such further assurances shall be part of the Indebtedness and secured by the Mortgage.

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17.     Business Purposes Only. The Mortgagor shall use only for business purposes any amounts loaned by the Mortgagee to the Mortgagor and secured by the Mortgage.

18.     No Registration of Condominiums or Strata Title Developments. The Mortgagor shall not, without the Mortgagee's prior written consent, register any condominium or strata title development with respect to all or part of the Mortgaged Land or any declaration or description with respect thereto and the Mortgagee shall not have any obligation to provide such consent.

19.     Delivery of Information. The Mortgagor shall deliver to the Mortgagee, promptly at the Mortgagee's request, all financial statements and other information as the Mortgagee may request from time to time with respect to the Mortgagor, a Guarantor or the Mortgaged Land.

20.     No Litigation or Other Proceedings. The Mortgagor represents and warrants that, as at the date of the Mortgage, there is no application, litigation, proceeding or investigation outstanding or, to the Mortgagor's knowledge, pending or threatened, against the Mortgagor or any Guarantor or with respect to the Mortgaged Land or any part thereof including any application, litigation, proceeding or investigation in respect of residential or other property by-laws or regulations. The Mortgagor shall notify the Mortgagee in writing of any such application, litigation, proceeding or investigation commenced after the date of the Mortgage, promptly after such commencement.

21.     Mortgagor a Canadian Resident. The Mortgagor represents and warrants that, as at the date of the Mortgage, it is not a non-resident of Canada for purposes of the Income Tax Act and agrees that the Mortgagor shall not, without the Mortgagee's prior written consent, become a non-resident of Canada.

22.     Good Management of Mortgaged Land. The Mortgagor shall at all times cause the Mortgaged Land to be managed in a commercially reasonable manner by the Mortgagor or by a property manager satisfactory to the Mortgagee, acting reasonably.

23.     Abutting Real Properly. The Mortgagor shall not, without the Mortgagee's prior written consent, acquire any real property which abuts the Mortgaged Land. If the Mortgagee gives such consent, the Mortgagor shall, at the Mortgagee's request, deliver to the Mortgagee a mortgage or charge of such abutting real property and of the Mortgaged Land in form and substance satisfactory to the Mortgagee.

E.      MORTGAGE OF LEASEHOLD INTEREST

If the Mortgagor is not the owner of the Mortgaged Land in fee simple but is the owner of a leasehold interest in the Mortgaged Land as tenant, or as an assignee or successor of a tenant, pursuant to a Lease, the following provisions shall apply:

1.     Representations and Warranties. The Mortgagor represents and warrants to the Mortgagee that, as at the date of the Mortgage:

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(a)	the Lease is a good, valid and subsisting lease, and has not been surrendered, forfeited or terminated or, except as specified in the Mortgage, amended, and the rents, covenants and provisions therein reserved and contained have been duly paid, performed and observed by the Mortgagor up to the date of the Mortgage; and

(b)	the Mortgagor has good right and full, lawful and absolute authority to charge, mortgage, demise and sublet the Mortgaged Land in accordance with the Mortgage and any consent thereto required of the applicable landlord has been obtained.

2.     Covenants Relating to Lease. The Mortgagor agrees with the Mortgagee as follows:

(a)	The Mortgagor shall at all times fully perform and comply with all the obligations of the Mortgagor under or with respect to the Lease, or imposed on, assumed by or agreed to by the Mortgagor pursuant to any Other Encumbrances and, if the Mortgagor fails to do so, the Mortgagee may (but shall not be obliged to) take any action the Mortgagee deems necessary or desirable to prevent or to cure any default by the Mortgagor in the performance of or compliance with any such obligations. Upon receipt by the Mortgagee from the landlord, any prior mortgagee or encumbrancer, any claimant of any of the Other Encumbrances or any other person of any written notice of default, the Mortgagee may rely thereon and take any action to cure such default even though the existence of such default or the nature thereof may be questioned or denied by or on behalf of the Mortgagor and the Mortgagee shall have the absolute and immediate right to enter in and upon the Mortgaged Land or any part thereof to such extent and as often as the Mortgagee, in its sole discretion deems necessary or desirable, in order to prevent or to cure any such default. The Mortgagee may pay and expend such amounts as the Mortgagee in its sole discretion deems necessary for any such purpose, and the amounts so paid shall be payable by the Mortgagor to the Mortgagee on demand by the Mortgagee with interest thereon at the Applicable Rate, and shall be a part of the Indebtedness and be secured by the Mortgage.

(b)	If the Mortgage is outstanding at the expiration of the term of the Lease and the Mortgagor refuses or neglects to exercise the Mortgagor's right, if any, to renew the Lease or refuses to pay any fees, costs, charges or expenses payable upon any such renewal, the Mortgagee may effect such renewal in the name of the Mortgagor or otherwise, and every such new or renewed Lease shall remain and be mortgaged and charged pursuant to the Mortgage in accordance with the Mortgage.

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(c)	From and after the execution and delivery of the Mortgage, the Mortgagor shall stand possessed of the Mortgaged Land for the remainder of the Lease in trust for the Mortgagee, and shall assign and dispose thereof as the Mortgagee may direct, but subject.to the Mortgagor's right of redemption under the Mortgage. The Mortgagor hereby irrevocably appoints the Mortgagee as the Mortgagor's attorney for and on behalf of the Mortgagor to assign the Lease and convey the leasehold interest in the Mortgaged Land and the reversion thereof as the Mortgagee shall at any time direct after the occurrence of a Default and, in particular, upon any sale made by the Mortgagee under any power of sale contained in the Mortgage or granted by statute to assign the Lease and convey the Mortgagor's leasehold interest in the Mortgaged Land and the reversion to a purchaser. The Mortgagee may at any time remove the Mortgagor or any other person from being a trustee of the Lease under the above declaration of trust and appoint a new trustee or trustees.

(d)	The Mortgagor shall not surrender, terminate, amend or modify the Lease or agree to do so without the prior written consent of the Mortgagee, which the Mortgagee may withhold in its absolute discretion. No release or forbearance of any of the Mortgagor's obligations under the Lease or under any Other Encumbrance shall release the Mortgagor from any of the Mortgagor's obligations under the Mortgage.

(e)	Unless the Mortgagee expressly consents in writing, the title in fee simple to the Mortgaged Land and the leasehold estate shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates by purchase or otherwise.

3.     Last Day of Term Excepted. Despite any other provision of the Mortgage, the last day of the term of the Lease or any renewal thereof or any agreement therefor now held or hereafter acquired by the Mortgagor shall be excepted out of the mortgage, charge and demise contained in the Mortgage.

4.     Charge by way of Sublease. Despite section C.1. and any other provision of the Mortgage, the Mortgagor mortgages and charges, by way of sublease, the Mortgagor's leasehold interest in the Mortgaged Land pursuant to the Lease (including any right of renewal and any right to purchase the Mortgaged Land or any part thereof as set out in the Lease), the mortgages and charges contained in the Mortgage shall be by way of sublease and the Mortgagee shall not have any obligation or liability to the landlord or any other person pursuant to or in respect of the Lease.

5.     Leasehold Interests. Wherever any reference is made in the Mortgage to any right of the Mortgagee to sell, transfer, assign, lease, sublease, alienate or otherwise deal with the Mortgaged Land, such reference shall be deemed to relate to the existing and future rights and interests of the Mortgagor in the Mortgaged Land pursuant to the Lease.

F.      ASSIGNMENT OF LEASES AND RENTS

If the Mortgagor or any predecessor of the Mortgagor grants or has granted any lease, offer to lease, tenancy agreement or other similar agreement of all or any part of the Mortgaged Land as landlord, the following provisions shall apply:

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1.     Assignment. As additional and separate security for payment of all Indebtedness, the Mortgagor hereby assigns, transfers and sets over to the Mortgagee, all the Mortgagor's rights and interests in all existing and future leases, tenancy agreements,- offers to lease and other similar agreements with respect to all or part of the Mortgaged Land, and all rents, incomes, profits and other amounts now or hereafter arising from or out of all or part of the Mortgaged Land or any building, improvement, fixture or part thereof forming part of the Mortgaged Land.

2.     Separate Assignments. The assignment of each of the foregoing and of each of the rents, incomes, profits and other amounts by the Mortgagor to the Mortgagee pursuant to section F.1. shall be deemed to be a separate assignment so that the Mortgagee in its discretion may exercise its rights in respect of any or all of such leases, offers to lease, tenancy agreements or other similar agreements or the rents, incomes, profits or other amounts paid or payable thereunder.

3.     Collection by Mortgagor before Default. Until there occurs a Default, the Mortgagor may collect, retain and apply all rents, incomes, profits and other amounts and deal with all leases, offers to lease, tenancy agreements and other similar agreements from time to time in accordance with sound business practice.

4.     No Liability of Mortgagee and Indemnity by Mortgagor. Nothing herein shall obligate the Mortgagee to assume or perform (and nothing herein shall impose on the Mortgagee) any liability or obligation of the Mortgagor to any tenant or other person pursuant to or in respect of any lease, offer to lease, tenancy agreement, other similar agreement or otherwise and the Mortgagor hereby indemnifies and saves harmless the Mortgagee from any and all claims with respect thereto, provided that the Mortgagee may, at its sole option, assume or perform any such obligations as it considers necessary or desirable.

5.     Re-assignment. The Mortgagee may, at any time without further request or agreement by the Mortgagor, reassign to the Mortgagor, or the Mortgagor's heirs, administrators, successors or assigns, any or all of the collateral referred to in section F.1.

6.     Application by Mortgagee. The Mortgagee's obligations with respect to any amount collected by the Mortgagee shall be discharged by the application of such amount to reduce Indebtedness.

7.     Not Mortgagee in Possession. Nothing contained herein shall have the effect of making the Mortgagee a mortgagee in possession of the Mortgaged Land.

G.     CONDOMINIUM OR STRATA TITLE DEVELOPMENT PROVISIONS

If the Mortgaged Land is or includes one or more condominium units or strata title units, the following provisions shall apply:

1.     Compliance with Requirements. The Mortgagor shall observe and perform each of the covenants and provisions required to be observed and performed pursuant to the Mortgage, all applicable statutes governing or affecting condominiums or strata title developments, and the declaration, description, by-laws and rules, as amended from time to time, of the applicable condominium corporation or strata corporation.

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2.     Common Expense Payments. The Mortgagor shall pay promptly when due any and all unpaid condominium or strata development fees, common expenses, common element expenses, assessments, levies, instalments, payments or any other amounts due to the applicable condominium corporation or strata corporation or any agent thereof by the Mortgagor and, at the Mortgagee's request, deliver to the Mortgagee evidence of the payment thereof.

3.     Right of Mortgagee to Pay. If the Mortgagor does not pay when due any condominium or strata development fees, common expenses or other amounts referred to in section G.2., the Mortgagee may (but shall not be obliged to) pay such amounts, the Mortgagor shall forthwith pay such amounts to the Mortgagee with interest thereon at the Applicable Rate, and all such amounts owing by the Mortgagor to the Mortgagee shall be a part of the Indebtedness and secured by the Mortgage.

4.     Voting by Mortgagee. The Mortgagor hereby irrevocably authorizes the Mortgagee to exercise the rights of the Mortgagor as an owner of the Mortgaged Land to vote or to consent in all matters relating to the affairs of the condominium corporation or strata corporation or arising under applicable law or the declaration or by-laws of the condominium or strata corporation, provided that:

(a)	in any case where the Mortgagee is entitled to receive and does receive notice of a meeting of owners, the Mortgagee may notify the condominium or strata corporation and the Mortgagor of its intention to exercise the right of the owner to vote or to consent at such meeting at least two days before the date specified in the notice for the meeting, failing which the Mortgagor may exercise such right to vote or consent at such meeting;

(b)	the Mortgagee shall not, by virtue of the giving to the Mortgagee of the right to vote or consent, be under any obligation to vote or consent or to protect the interests of the Mortgagor, and the Mortgagee shall not be responsible for any exercise or failure to exercise the right to vote or consent; and

(c)	nothing herein contained, including the exercise by the Mortgagee of the right to vote or consent, shall constitute the Mortgagee a mortgagee in possession.

H.      MORTGAGE AS SECURITY FOR A GUARANTEE

If the Mortgagor has delivered to the Mortgagee or now or hereafter delivers to the Mortgagee a guarantee or guarantees of payment to the Mortgagee of indebtedness or liability of another or others, the Indebtedness shall include all indebtedness and liability now or hereafter owing by the Mortgagor to the Mortgagee pursuant to such guarantee or guarantees, whether direct or indirect, absolute or contingent, and the Mortgage shall secure payment of all such indebtedness and liability of the Mortgagor pursuant to such guarantee or guarantees in addition to all other Indebtedness. If any such guarantee is increased or otherwise amended, the Mortgage shall also secure payment of all indebtedness and liability now or hereafter owing by the Mortgagor to the Mortgagee pursuant to such guarantee as increased or otherwise amended.

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I.     DEFAULT

The Mortgagor shall be in default of the Mortgage and a Default shall occur pursuant to the Mortgage if:

1.	the Mortgagor fails to pay any Indebtedness when due;

2.	the Mortgagor or a Guarantor fails to comply with any obligation of the Mortgagor or the Guarantor pursuant to or in respect of the Mortgage or any existing or future note, instrument or agreement delivered by the Mortgagor and the Guarantors (or any of them) to the Mortgagee or between the Mortgagor and the Guarantors (or any of them) and the Mortgagee;

3.	the Mortgagor fails to comply with any obligation of the Mortgagor pursuant to or in respect of any Permitted Prior Mortgage or any Other Encumbrance;

4.	any representation or warranty made by the Mortgagor or a Guarantor in the Mortgage, any agreement between the Mortgagor and the Guarantors (or any of them) and the Mortgagee, or any loan or credit application made in connection with any Indebtedness was untrue when made;

5.	a Receiver is appointed of any asset of the Mortgagor or of a Guarantor;

6.	any construction lien, mechanics' lien or builders' lien is registered against all or any part of the Mortgaged Land and is not discharged within seven days after a request by the Mortgagee that such lien be discharged;

7.	all or any part of the Mortgaged Land is condemned or expropriated;

8.	the Mortgagor or a Guarantor becomes bankrupt or insolvent;

9.	a petition in bankruptcy is filed against the Mortgagor or a Guarantor;

10.	the Mortgagor or a Guarantor makes a proposal in bankruptcy or files a notice of intention to make a proposal in bankruptcy;

11.	the Mortgagor or a Guarantor makes an application as a debtor in any Insolvency Proceeding or any other person makes an application against the Mortgagor or a Guarantor in any Insolvency Proceeding;

12.	the Mortgagor sells, transfers or disposes of in any other manner the Mortgaged Land, any part thereof or any interest therein (unless the Mortgagee has approved in writing such sale, transfer or other disposition);

13.	an execution, judgment or order of execution is filed or made against the Mortgaged Land or any part thereof and remains unsatisfied for a period often days;

14.	the Mortgagor fails to pay when due any amount owing by the Mortgagor to the applicable condominium corporation or strata corporation or any agent thereof referred to in section G.2.; or

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15.	the Mortgagor or a Guarantor is not an individual and a change in control of the Mortgagor or such Guarantor occurs without the prior written consent of the Mortgagee; for the purposes hereof, a change in control of the Mortgagor or a Guarantor shall be deemed to occur if there occurs one or more sales, transfers or other dispositions of the beneficial ownership existing on the date of the Mortgage in the aggregate of:

(a)	shares, other securities or other equity interests issued by the Mortgagor or such Guarantor which have more than 50% of the total ordinary voting power of all shares, other securities and other equity interests issued by the Mortgagor or such Guarantor; or

(b)	shares, other securities or equity interests issued by any Controlling Entity which have more than 50% of the total ordinary voting power of all shares, other securities and other equity interests issued by such Controlling Entity.

J.      REMEDIES OF MORTGAGEE

1.      Acceleration and Termination of Obligation to Extend Credit. Without prejudice to any right of the Mortgagee to demand at any time payment by the Mortgagor of any and all Indebtedness, upon the occurrence of a Default all Indebtedness (or any part thereof determined by the Mortgagee) shall, at the Mortgagee's option, forthwith become due and payable, the Mortgage shall become enforceable and the Mortgagee shall not be obligated to extend any further credit to the Mortgagor.

2.      Right of Entry. Upon the occurrence of a Default, the Mortgagee may, at any time or times without the concurrence of any person, enter upon, take and maintain possession of the Mortgaged Land, inspect, complete the construction of, repair or maintain any buildings or other improvements thereon, lease, collect the rents, profits and other amounts derived from the Mortgaged Land and manage the Mortgaged Land as the Mortgagee may deem fit without hindrance or interruption by the Mortgagor or any other person, and all reasonable costs, charges and expenses, including legal fees on a solicitor and his or her own client basis, and disbursements, commissions and allowances for the time and services of any employees of the Mortgagee or any agent of the Mortgagee or other persons appointed for any such purpose shall be forthwith payable by the Mortgagor to the Mortgagee with interest thereon at the Applicable Rate, shall be a part of the Indebtedness and shall be secured by the Mortgage. Upon the occurrence of a Default, the Mortgagee may also enforce its security against all crops growing on the Mortgaged Land, the Mortgagee may, at any time or times without the concurrence of any person, enter upon the Mortgaged Land for the purpose of cutting, harvesting and removing such crops and for otherwise farming and working the Mortgaged Land, the Mortgagee may bring on the Mortgaged Land all machines, equipment and instruments necessary for such purposes, and the Mortgagee may use all yards, barns, granaries, grain bins or all other improvements and equipment located on the Mortgaged Land to carry out any of such activities.

3.      Sale, Lease or Foreclosure. Upon the occurrence of a Default, the Mortgagee may do any one or more of the following:

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(a)	apply to a court for an order that the interest of the Mortgagor in and to the Mortgaged Land be sold or leased on terms approved by the court;

(b)	apply to a court to foreclose the interest of the Mortgagor in and to the Mortgaged Land;

(c)	without notice, sell the interest of the Mortgagor in and to the Mortgaged Land or any part thereof by public auction or private sale for such price as can reasonably be obtained therefor, and on such terms as to credit and otherwise, and with such conditions of sale and stipulations as to title or evidence of title or otherwise as the Mortgagee shall in its discretion deem proper; and in the event of any sale on credit or for part cash and part credit, the Mortgagee shall not be accountable for or charged with any moneys until actually received; and the Mortgagee may rescind or vary any contract of sale and may buy in and resell the interest of the Mortgagor in and to the Mortgaged Land or any part thereof without being answerable for loss occasioned thereby; and no purchaser shall be bound to inquire into the legality, regularity or propriety of any sale or be affected by notice of any irregularity or impropriety; and no lack of default, lack of notice or other requirement, and no irregularity or impropriety of any kind shall invalidate any sale; and the Mortgagee may take sale proceedings hereunder, notwithstanding that other mortgage proceedings have been taken or are then pending; and for the purposes of this paragraph the Mortgagor hereby appoints the Mortgagee as its irrevocable attorney to exercise the aforesaid powers and to execute and do all deeds, documents and things as may be necessary in the circumstances; and

(d)	in respect of any property to which the Personal Property Security Act applies, exercise the remedies of a secured party under the Personal Property Security Act.

4.      Sale or Lease. The following shall apply with respect to any sale or lease by the Mortgagee, its agent or any Receiver of all or part of the Mortgaged Land after the occurrence of a Default:

(a)	no purchaser or lessee shall be bound to enquire into the legality, regularity or propriety of any sale or lease or be affected by notice of any irregularity or impropriety and no lack of default or lack of notice or other requirement or any irregularity or impropriety of any kind shall invalidate any sale or lease;

(b)	the Mortgagee may sell or lease all or part of the Mortgaged Land without entering into actual possession of the Mortgaged Land and, when it desires to take possession, it may break locks and bolts and while in possession shall only be accountable for moneys actually received by it;

(c)	the Mortgagor hereby appoints the Mortgagee as the Mortgagor's true and lawful attorney and agent to make application under any statute for consent to sever, sell or lease part or parts of the Mortgaged Land and to do all things and execute all documents to effectually complete any such severance, sale or lease;

(d)	the Mortgagee may lease or take sale proceedings notwithstanding that other mortgage proceedings have been taken or are then pending;

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(e)	the Mortgagee shall not be responsible for any loss which may arise by reason of any such leasing or sale of the Mortgaged Land unless such loss is caused by the Mortgagee's willful misconduct; and

(f)	no sale, leasing or other dealing by the Mortgagee with the Mortgaged Land or any part thereof shall in any way change the liability of the Mortgagor or in any way alter the rights of the Mortgagee as against the Mortgagor or any other person liable for payment of any Indebtedness.

5.      Attornment. To the extent the Mortgaged Land or any part thereof is not a residential premises so as to be subject to the provisions of the applicable statute governing residential tenancies, the Mortgagor hereby attorns to and becomes a tenant of such Mortgaged Land to the Mortgagee from year to year from the date of the execution of the Mortgage until the Mortgage is discharged at a rental equivalent to and applicable in satisfaction of the interest payments forming part of the Indebtedness, the legal relation of landlord and tenant being hereby constituted between the Mortgagee and the Mortgagor in regard to the Mortgaged Land. The Mortgagor agrees that neither the existence of this provision nor anything done by virtue hereof shall impose any obligation on the Mortgagee or render the Mortgagee a mortgagee in possession or accountable for any moneys except moneys actually received by the Mortgagee and the Mortgagee may, upon the occurrence of any Default, enter on the Mortgaged Land and terminate the tenancy hereby created without notice.

6.      Right to Distrain. Upon the occurrence of a Default, to the extent permitted by law, the Mortgagee may distrain for payment of any and all Indebtedness upon the Mortgaged Land or any part thereof and all chattels situated thereon and by distress warrant recover, by way of rent reserved from the Mortgaged Land, such moneys as shall from time to time be or remain in arrears and all costs, charges and expenses incurred by or on behalf of the Mortgagee with respect to or in connection therewith as in like cases of distress for rent. The Mortgagor waives the right to claim exceptions and agrees that the Mortgagee shall not be limited in the amount for which it may distrain.

7.      Judgments and Non-Merger. The taking of a judgment or judgments with respect to any of the covenants contained herein, in the Mortgage or otherwise shall not operate as a merger of any such covenants or affect the Mortgagee's right to receive interest under the Mortgage and each such judgment may provide, at the option of the Mortgagee, that interest thereon shall be computed and payable until such judgment has been fully paid and satisfied.

8.      Separate Remedies. All remedies of the Mortgagee may be exercised from time to time separately or in combination and are in addition to and not in substitution for any other rights of the Mortgagee however created.

9.      Application of Proceeds and Mortgagor's Liability for Deficiency. All amounts received by the Mortgagee or any Receiver pursuant to any enforcement of the Mortgage may be held by the Mortgagee as security for the Indebtedness or applied to reduce Indebtedness in such manner as may be determined by the Mortgagee and the Mortgagee may at any time apply or change any such appropriation of such payments to such part or parts of the Indebtedness as the Mortgagee may determine in its sole discretion. The Mortgagor shall be and remain liable to the Mortgagee for any deficiency. Any surplus amounts realized after payment of all Indebtedness shall be paid in accordance with applicable law.

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10.      Mortgagor's Insolvency Proceedings. The Mortgagor acknowledges that the Mortgaged Land is of such a unique nature that, if the Mortgagor seeks to reorganize or restructure its affairs pursuant to any Insolvency Proceeding, the Mortgagee would not have a sufficient commonality of interest with any other creditor or creditors of the Mortgagor such that the Mortgagee would be required to vote on any plan, reorganization, arrangement, compromise or other transaction in a class with any other creditor or creditors of the Mortgagor and, in that regard, the Mortgagor agrees that the Mortgagee shall be placed in its own exclusive class of creditors for voting purposes. The Mortgagor further agrees that:

(a)	it will give the Mortgagee not less than 10 days written notice prior to the commencement of any Insolvency Proceeding with respect to the Mortgagor;

(b)	in no circumstance will the Mortgagor seek an order which stays any right of the Mortgagee or, to the extent permitted by law, permit any right of the Mortgagee to be stayed, in any Insolvency Proceeding and, if any Court-ordered or automatic stay is imposed on the Mortgagee, the Mortgagor hereby consents to an order lifting such stay as against the Mortgagee;

(c)	if an Insolvency Proceeding is commenced with respect to the Mortgagor, the Mortgagor will consent to an order directing that all rents or other revenues generated or received from or in respect of the Mortgaged Land be deposited to a segregated trust account under the sole control of the Mortgagee and that same shall not result in the Mortgagee's being a mortgagee in possession of, or in control or management of the Mortgaged Land or result in the acceleration of payment of any Indebtedness unless such acceleration is required by the Mortgagee in writing; and

(d)	it shall not, without the Mortgagee's prior written consent, propose or permit the sale or transfer of the Mortgaged Land or any part thereof, in or as part of any Insolvency Proceeding, for a net sale price less than the amount required to pay in full all Indebtedness outstanding as at the date of payment of such net sale proceeds to the Mortgagee.

K.      APPOINTMENT OF A RECEIVER

1.      Appointment. Upon the occurrence of a Default, in addition to any other remedies available to the Mortgagee, the Mortgagee may by instrument in writing appoint a Receiver of all or any part of the Mortgaged Land and all rents, incomes, profits and other amounts now or hereafter arising therefrom. The Mortgagee may also apply to any court of competent jurisdiction for the appointment of a Receiver.

2.      Powers of Receiver. Any Receiver appointed by the Mortgagee shall, to the extent permitted by law, have the following powers:

(a)	to enter upon, take possession of, use, and occupy the Mortgaged Land or any part thereof;

(b)	to collect all rents, incomes, profits and other amounts in respect of the Mortgaged Land and to carry on the business of the Mortgagor on the Mortgaged Land;

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(c)	to borrow money required for the maintenance, preservation or protection of the Mortgaged Land or for carrying on the business of the Mortgagor and, in the discretion of the Receiver, to charge the Mortgaged Land in priority to the Mortgage as security for the principal amounts so borrowed, interest thereon and costs related thereto;

(d)	to sell, lease, or otherwise dispose of the Mortgaged Land or any part thereof on such terms and conditions and in such manner as the Receiver shall determine in its sole discretion, and to effect such sale by conveying in the name and on behalf of the Mortgagor or otherwise;

(e)	to demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession of the Mortgaged Land, and to give valid and effectual receipts and discharges therefor and to compromise or give time for the payment or performance of all or any part of the rents, accounts receivable or any other obligation of any person to the Mortgagor;

(f)	to exercise any rights or remedies which could have been exercised by the Mortgagee against the Mortgagor or the Mortgaged Land or with respect thereto; and

(g)	to execute all documents required to effect any of the foregoing.

3.      Identity of Receiver and Removal. Any Receiver so appointed by the Mortgagee may be any person or persons satisfactory to the Mortgagee, and the Mortgagee may remove any Receiver so appointed and appoint another or others instead.

4.      Receiver as Agent of Mortgagor. Any Receiver appointed by the Mortgagee shall be deemed to be agent of the Mortgagor unless the Mortgagee expressly specifies in writing that the Receiver shall be agent of the Mortgagee. The Mortgagor agrees to ratify and confirm all actions of the Receiver acting as agent for the Mortgagor and to release and indemnify the Receiver in respect of all such actions.

5.      Receivership Expenses. The Mortgagor shall pay to the Receiver, forthwith on demand by the Mortgagee or the Receiver, the amount of all reasonable fees, disbursements and other expenses incurred by the Receiver in the exercise of its powers hereunder, with interest thereon at the Applicable Rate from the date on which such sums are incurred. All such sums, together with interest thereon at the Applicable Rate, shall be part of the Indebtedness and secured by the Mortgage.

6.      No Enquiries Required. No persons dealing with the Receiver or its agents, upon any sale or other dealing with the Mortgaged Land, shall be concerned to inquire as to their powers or as to the application of any money paid to them, such sale or dealing shall be deemed as regards such person to be within the powers hereby conferred and to be valid and effectual.

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L.       MISCELLANEOUS

1.      Records of Mortgagee. The records of the Mortgagee disclosing, the amount of an extension of credit by the Mortgagee to the Mortgagor, the repayment of any principal amount of Indebtedness, the amount of accrued and unpaid interest owing by the Mortgagor and the amount of other Indebtedness (or any part thereof) at any time outstanding, shall constitute conclusive evidence thereof in the absence of mathematical error.

2.      Revolving Line of Credit. The Mortgagee may wish to make loan advances and re-advance or otherwise extend credit to the Mortgagor from time to time up to a total outstanding principal amount not exceeding the principal amount referred to in the Mortgage. The Mortgage is and shall be continuing security to the Mortgagee for the payment of all Indebtedness. Any portion of the Indebtedness may be advanced or re-advanced by the Mortgagee or other credit may be extended by the Mortgagee in one or more sums at any future time or times and the amount of all such advances, re-advances or other credits when so made or extended shall be secured by the Mortgage and be payable by the Mortgagor with interest thereon at the Applicable Rate and the Mortgage shall be deemed to be taken as security for the ultimate balance of the monies hereby secured, provided that none of the execution or registration of the Mortgage or the advance in part of any monies or extension of any other credit by the Mortgagee shall obligate the Mortgagee to advance any unadvanced portion thereof or to extend any other credit. The Mortgage shall not be void or cease to operate because the Indebtedness secured hereby has at any time or times been paid in full.

3.      Assignment and Syndication. The Mortgagee shall be entitled from time to time, both before and after a Default, without notice to, or the consent of the Mortgagor or any Guarantor:

(a)	to sell or assign all or part of the Indebtedness and the Mortgagee's interests in the Mortgage and any other security and agreements held by the Mortgagee; and

(b)	to syndicate all or part of the Indebtedness, the Mortgage and any other security and agreements held by the Mortgagee and to grant participations therein.

To facilitate the foregoing, the Mortgagee may provide each prospective purchaser, assignee, syndicated lender or participant and their respective advisers with financial and other information concerning the Indebtedness, the Mortgagor, the Mortgaged Land, any Guarantor, any other collateral or any other matter.

4.      General Indemnity by Mortgagor. The Mortgagor hereby agrees, on demand by the Mortgagee, to indemnify and hold harmless the Mortgagee and its officers, directors, employees and agents from and against any and all claims, expenses, liabilities, losses and damages that may be asserted against or incurred by any of such indemnified persons arising out of, or in connection with the Mortgage, any Indebtedness or any claim, investigation, proceeding or litigation relating to any of the foregoing, regardless of whether any such indemnified person is a party thereto (including any and all breakage costs reasonably incurred by the Mortgagee in respect of any breach by the Mortgagor of any of its obligations under the Mortgage) and to reimburse each such indemnified person, on demand by the Mortgagee, for any and all reasonable legal and other expenses incurred in investigating, pursuing or defending any of the foregoing or otherwise in connection with any of the foregoing; provided that the foregoing indemnity shall not, as to any indemnified person, apply to any claim, expense, liability, loss or damage or related expense to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the wilful misconduct or gross negligence of such indemnified person.

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5.      Effect of Sale. No sale, conveyance, transfer or other dealing by the Mortgagor with the Mortgaged Land or any part thereof or any approval of the Mortgagee relating thereto shall in any way change or affect the liability of the Mortgagor or in any way alter the rights of the Mortgagee as against the Mortgagor or any other person or persons liable for payment of the Indebtedness or any part thereof.

6.      Dealings with the Mortgagor and Others. The Mortgagee may grant time, renewals, extensions, indulgences, releases and discharges to, may take security from and give the same and any and all existing security up to, may abstain from taking security from or from perfecting security of, may accept compositions from, may amend the Mortgage, and may otherwise deal with the Mortgagor and all other persons (including any principal debtor, any guarantor or any owner of the Mortgaged Land) and security as the Mortgagee may see fit without prejudicing any rights of the Mortgagee under the Mortgage.

7.      Amendments to Mortgage. The Mortgagor and the Mortgagee may from time to time amend the Mortgage (including to increase the interest rate specified by the Mortgage) by an amendment agreement between the Mortgagor and the Mortgagee, whether or not such amendment agreement (or notice thereof) is registered. This provision shall constitute notice of such amendments and the Mortgage shall secure payment of all Indebtedness (including all interest and other Indebtedness arising or resulting from such amendments) and retain its priority with respect thereto over any mortgage, charge or other instrument registered subsequent to the Mortgage.

8.      Waiver. No waiver, condonation or excusing by the Mortgagee of any default, breach or other non-performance by the Mortgagor at any time or times in respect of any provision of the Mortgage (including any Default) shall operate as a waiver by the Mortgagee of any subsequent or other default, breach or non-performance or prejudice or affect in any way the rights of the Mortgagee in respect of any such subsequent or other default, breach or non-performance.

9.      Discharge or Assignment. The Mortgagee shall be entitled to prepare or have its counsel prepare a discharge or assignment of the Mortgage and any other documents necessary to discharge or assign any other security held by the Mortgagee and shall have a reasonable time after payment of the Indebtedness in full within which to prepare, execute and deliver such instruments. All reasonable costs, fees and disbursements of the Mortgagee and the Mortgagee's counsel in connection with the preparation, review, execution and delivery of the discharge, assignment or any other documents necessary to discharge or assign the Mortgage or any other security shall, to the extent permitted by law, be paid by the Mortgagor to the Mortgagee and be secured by the Mortgage.

10.      No Obligation to Advance. Nothing herein and nothing contained in the Mortgage shall obligate the Mortgagee to loan any amount to the Mortgagor or to extend any other credit to the Mortgagor.

24

11.      Appointment of Attorney Irrevocable. Each appointment by the Mortgagor of an attorney in the Mortgage or the Standard Mortgage Terms is coupled with an interest and may not be revoked.

12.      Other Security. The Mortgage is in addition to and not in substitution for any other security at any time held by the Mortgagee as security for payment of all or any part of the Indebtedness, and the Mortgagee may, at its option, pursue its remedies thereunder or under the Mortgage concurrently or successively. Any judgment or recovery under the Mortgage or under any other security held by the Mortgagee as security for payment of Indebtedness shall not affect the right of the Mortgagee to enforce or realize on the Mortgage or any other such security.

13.      Financing Statement. To the extent permitted by law, the Mortgagor hereby waives its right to receive from the Mortgagee a copy of any financing statement, financing change statement, verification statement or other similar statement filed by or received by the Mortgagee or any agent of the Mortgagee.

14.      Notice. Except as otherwise herein provided, any notice, demand or other communication to the Mortgagor referred to herein or in the Mortgage may be forwarded to the Mortgagor by personal delivery or mailed by prepaid ordinary or registered mail to the Mortgagor at the Mortgagor's last known address as shown on the Mortgagee's records. The Mortgagor shall be deemed to have received the same on the date of delivery, if personally delivered, or on the fourth day after the same is mailed by prepaid ordinary mail or registered mail, if mailed, even if the Mortgagor does not actually receive it.

15.      Different Currencies. The payment of any part of the Indebtedness shall be made by the Mortgagor in the same currency as the currency in which such part of the Indebtedness is then denominated and all interest and fees shall be paid by the Mortgagor in the same currency as the currency in which that part of the Indebtedness to which they relate is denominated.

16.      Judgment Currency. If in the recovery by the Mortgagee of any Indebtedness in any currency, judgment can only be obtained in another currency and, because of changes in the exchange rate of such currencies between the date of judgment and payment in full of the amount of such judgment, the recovery under the judgment differs from the receipt by the Mortgagee of the full amount of such Indebtedness, the Mortgagor shall pay any such deficiency to the Mortgagee, such deficiency may be claimed by the Mortgagee against the Mortgagor as an alternative or additional cause of action and any surplus received by the Mortgagee shall be repaid to the Mortgagor.

17.      Foreign Exchange Rate Determinations. Whenever any provision of the Mortgage requires or permits the determination of the rate of exchange between any currencies, such rate of exchange shall be determined by the Mortgagee based on its normal practice as at the date of such determination.

18.      Governing Law. The Standard Mortgage Terms and the Mortgage shall be governed by the law of the jurisdiction in which the Mortgaged Land is located.

19.      Time of Essence. Time shall be of the essence of the Mortgage.

25

20.      Severability. If any provision of the Mortgage is found by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall not apply and the Mortgage shall remain in full force and effect without such provision.

21.      Interpretation. Whenever the context so requires, words in the singular shall include the plural, words in the plural shall include the singular and words importing any gender shall include the other genders. Whenever used in the Standard Mortgage Terms, the Mortgage or any Schedule, the words "including" and "includes" shall mean "including, without limitation" and "includes, without limitation", respectively, and the word "person" shall include an individual, corporation, partnership, government, government agency and any other entity.

22.      Titles. Titles used in the Standard Mortgage Terms, the Mortgage or any Schedule are inserted for convenience of reference only and shall not affect or modify the interpretation or construction of any provision of the Standard Mortgage Terms, the Mortgage or any Schedule.

23.      Joint and Several Obligations. If there is more than one Mortgagor, all Mortgagors shall be jointly and severally liable for all obligations of the Mortgagors pursuant to the Mortgage.

24.      Schedule. Schedule "A" shall form part of the Standard Mortgage Terms.

25.      Equivalent Rate Information. Schedule "A" is a summary of various annual rates of interest calculated half-yearly not in advance equivalent to the corresponding annual rates calculated monthly not in advance. The rate of interest chargeable, calculated half-yearly not in advance, equivalent to each Applicable Rate, is shown by Schedule "A".

26.      Successors and Assigns. All rights and powers of the Mortgagee shall enure to the benefit of and be exercisable by the Mortgagee and the Mortgagee's successors and assigns. All covenants, obligations and liabilities entered into or imposed on the Mortgagor shall be binding on the Mortgagor and the Mortgagor's heirs, executors, administrators, personal representatives, successors and assigns.

26

SCHEDULE "A"

The interest rates set out in Column B are the annual interest rates calculated half-yearly not in advance which are equivalent to the corresponding annual interest rates calculated monthly not in advance, set out in Column A.

COLUMN A	COLUMN B	COLUMN A	COLUMN B
Interest rate	Interest rate	Interest rate	Interest rate
calculated monthly	calculated half-yearly	calculated monthly	calculated half-yearly
not in advance	not in advance	not in advance	not in advance
3.0000%	3.0188%	11.6250%	11.9102%
3.1250%	3.1454%	11.7500%	12.0414%
3.2500%	3.2721%	11.8750%	12.1727%
3.3750%	3.3988%	12.0000%	12.3040%
3.5000%	3.5256%	12.1250%	12.4354%
3.6250%	3.6525%	12.2500%	12.5669%
3.7500%	3.7794%	12.3750%	12.6985%
3.8750%	3.9064%	12.5000%	12.8301%
4.0000%	4.0335%	12.6250%	12.9618%
4.1250%	4.1606%	12.7500%	13.0935%
4.2500%	4.2878%	12.8750%	13.2253%
4.3750%	4.4151%	13.0000%	13.3572%
4.5000%	4.5424%	13.1250%	13.4892%
4.6250%	4.6698%	13.2500%	13.6212%
4.7500%	4.7973%	13.3750%	13.7533%
4.8750%	4.9248%	13.5000%	13.8854%
5.0000%	5.0524%	13.6250%	14.0177%
5.1250%	5.1800%	13.7500%	14.1499%
5.2500%	5.3078%	13.8750%	14.2823%
5.3750%	5.4355%	14.0000%	14.4147%
5.5000%	5.5634%	14.1250%	14.5472%
5.6250%	5.6913%	14.2500%	14.6798%
5.7500%	5.8193%	14.3750%	14.8124%
5.8750%	5.9474%	14.5000%	14.9451%
6.0000%	6.0755%	14.6250%	15.0779%
6.1250%	6.2037%	14.7500%	15.2108%
6.2500%	6.3319%	14.8750%	13.3437%
6.3750%	6.4603%	15.0000%	15.4766%
6.5000%	6.5887%	15.1250%	15.6097%
6.6250%	6.7171%	15.2500%	15.7428%
6.7500%	6.8456%	15.3750%	15.8760%
6.8750%	6.9742%	15.5000%	16.0092%
7.0000%	7.1029%	15.6250%	16.1425%
7.1250%	7.2316%	15.7500%	16.2759%
7.2500%	7.3604%	15.8750%	16.4094%
7.3750%	7.4892%	16.0000%	16.5429%
7.5000%	7.6182%	16.1250%	16.6765%
7.6250%	7.7472%	16.2500%	16.8102%
7.7500%	7.8762%	16.3750%	16.9439%
7.8750%	8.0053%	16.5000%	17.0777%
8.0000%	8.1345%	16.6250%	17.2116%
8.1250%	8.2638%	16.7500%	17.3455%
8.2500%	8.3931%	16.8750%	17.4795%
8.3750%	8.5225%	17.0000%	17.6136%
8.5000%	8.6519%	17.1250%	17.7444%
8.6250%	8.7815%	17.2500%	17.8819%
8.7500%	8.9111%	17.3750%	18.0162%
8.8750%	9.0407%	17.5000%	18.1506%
9.0000%	9.1704%	17.6250%	18.2850%

27

9.1250%	9.3002%	17.7500%	18.4195%
9.2500%	9.4301%	17.8750%	18.5540%
9.3750%	9.5600%	18.0000%	18.6887%
9.5000%	9.6900%	18.1250%	18.8233%
9.6250%	9.8201%	18.2500%	18.9581%
9.7500%	9.9502%	18.3750%	19.0929%
9.8750%	10.0804%	18.5000%	19.2278%
10.0000%	10.2107%	18.6250%	19.3628%
10.1250%	10.3410%	18.7500%	19.4979%
10.2500%	10.4714%	18.8750%	19.6330%
10.3750%	10.6019%	19.0000%	19.7682%
10.5000%	10.7324%	19.1250%	19.9034%
10.6250%	10.8630%	19.2500%	20.0387%
10.7500%	10.9937%	19.3750%	20.1741%
10.8750%	11.1244%	19.5000%	20.3096%
11.0000%	11.2552%	19.6250%	20.4451%
11.1250%	11.3861%	19.7500%	20.5807%
11.2500%	11.5170%	19.8750%	20.7163%
11.3750%	11.6480%	20.0000%	20.8521%
11.5000%	11.7791%

28

British Columbia - P.P.S.A
BMO Bank of Montreal	General Security Agreement without Floating
Charge

THIS SECURITY AGREEMENT is made the    “6th”     day of “August”, 2010 (year).

BETWEEN:

RED RESORT LIMITED PARTNERSHIP
(full name)
1960 COLUMBIA AVE., P.O. BOX 670
(address)

ROSSLAND	BRITISH COLUMBIA	V0G 1Y0
(city)	(province)	(postal code)
(the “Borrower”)

AND:

BANK OF MONTREAL, a Chartered Bank of Canada with head office in Montreal, Quebec, and having a branch office at #2200, 4720 Kingsway, Burnaby British Columbia, V5H 4N2; (the “Bank”).

1.	SECURITY INTEREST

1.1	For consideration the Borrower hereby mortgages, charges, assigns and transfers to the Bank, and grants to the Bank a security interesting in, all the Borrower’s right, title and interest in and to all presently owned or held and after acquired or held personal property, assets and undertakings (other than real property) of the Borrower, of whatever nature or kind and wheresoever situate, and all proceeds thereof and therefrom (all of which is hereinafter collectively called the “Collateral”) including:

(a)	all equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles and other tangible personal property that is not Inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which is hereinafter collectively called the “Equipment”);

(b)	all inventory, including without limiting the generality of the foregoing, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service all raw materials, work in process, finished goods, returned goods, repossessed goods, ·and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is hereinafter collectively called the “Inventory”): ·

(c)	all debts, accounts, claims, demands, monies and choses in action which now are, or which. may at any time hereafter be, due or owing to or owned by the Borrower and all books, records, documents, papers and electronically recorded data recording, evidencing or relating to the said debts, accounts, claims, demands, monies and chases in action or any part thereof (all of which is hereinafter collectively called the “Accounts”);

(d)	all documents of title, chattel paper, instruments, securities and money, and all other goods of the Borrower that are not Equipment, Inventory or Accounts;

(e)	all contractual rights, licenses, goodwill, patents, trademarks, trade names, copyrights and other intellectual property of the Borrower, including without limitation client lists, client records and client files, all other choses in action of the Borrower of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Borrower, and all other intangible property of the Borrower which is not Accounts, chattel paper, instruments, documents of title, securities or money;

(f)	without limiting the generality of the foregoing, the personal property, if any, described in Schedule A hereto: and

1.2	The charges, assignments and transfers and the security interest created pursuant to this Clause 1 are. hereinafter collectively called the “Security Interest”.

2.	EXCEPTIONS

2.1	The last 10 days of the term created by any lease or agreement therefor are hereby excepted out of any charge or security interest created by this Security Agreement but the Borrower shall stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Bank shall direct.

2.2	All consumer goods of the Borrower are hereby excepted out of the Security Interest created by this Security Agreement.

3.	ATTACHMENT

The Borrower acknowledges that the Security Interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Borrower has (or in the case of any after acquired property, will have upon the date of acquisition) rights in the Collateral.

4.	PROHIBITIONS

Without the prior written consent of the Bank the Borrower shall not have power to:

(a)	create or permit to exist any security interest in, charge, encumbrance or lien over, or claim against any of its property, assets, or undertakings which ranks or could in any event rank in priority to or pari passu with any Security Interest created by this Security Agreement; or

(b)	grant, sell, or otherwise assign its chattel paper.

5.	OBLIGATIONS SECURED

This Security Agreement and the Security Interests hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Bank from the Borrower or from any other person whomsoever and shall be general and continuing security for the payment of all indebtedness and liability of the Borrower to the Bank (including interest thereon), present and future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all advances on current or running account, future advances and re-advances, and for the performance of all obligations of the Borrower to the Bank, whether or not contained in this Security Agreement (all of which indebtedness, liability and obligation are hereinafter collectively called the “Obligations”).

6.	REPRESENTATIONS AND WARRANTIES

6.1	The Borrower, if a company or a partnership, represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) or of the partners, as the case may be, of the Borrower and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Borrower’s obligations hereunder, legal, valid and binding.

6.2	The Borrower represents and warrants that the Borrower lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only the charges or security interests, if any, consented to in writing by the Bank or shown in any Schedule hereto, and the Borrower has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement.

7.	COVENANTS OF THE BORROWER

7.1	The Borrower covenants that at all times while this Security Agreement remains in effect the Borrower will:

(a)	defend the title to the Collateral for the benefit of the Bank against the claims and demands of all persons;

(b)	fully and effectually maintain and keep maintained the Security Interests hereby created valid and effective;

(c)	maintain the Collateral in good order and repair;

(d)	forthwith pay:

(i)	all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Borrower shall in good faith contest its obligations so to pay and shall furnish such security as the Bank may require; and

(ii)	all security interests, charges, encumbrances, liens and claims which rank or could in any event rank in priority to any Security Interest created by this Security Agreement;

(e)	forthwith pay all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Bank in:

(i)	inspecting the Collateral;

(ii)	negotiating, preparing, perfecting and registering this Security Agreement and other documents, whether or not relating to this Security Agreement;

(iii)	investigating titles to the Collateral;

(iv)	taking, recovering and keeping possession of the Collateral;

(v)	all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by the Bank as security for the Obligations;

(f)	at the Bank’s request at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Bank in its absolute discretion requires in order to confirm and perfect, and maintain perfection of, the Security Interests hereby created in favour of the Bank upon any of the Collateral;

(g)	notify the Bank promptly of:

(i)	any change in the information contained herein relating to the Borrower, its business or the Collateral, including without limitation any change of name or address of the Borrower and any change in the present location of any Collateral;

(ii)	the details of any material acquisition of Collateral;

(iii)	any material loss or damage to Collateral;

(iv)	any material default by any account debtor in payment or other performance of his obligations to the Borrower with respect to any Accounts; and

(v)	the return to or repossession by the Borrower of Collateral where such return or repossession of Collateral is material in relation to the business of the Borrower;

(h)	prevent Collateral, other than Inventory sold, leased, or otherwise disposed of as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;

(i)	carry on and conduct its business in a proper and businesslike manner, including maintenance of proper books of account and records;

(j)	permit the Bank and its representatives, at all reasonable times, access to all its property, assets and undertakings and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection; and

(k)	deliver to the Bank from time to time promptly upon request:

(i)	any documents of title, instruments, securities and chattel paper constituting, representing or relating to Collateral;

(ii)	all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting, auditing or copying the same;

(iii)	all financial statements prepared by or for the Borrower regarding the Borrower’s business;

(iv)	all policies and certificates of insurance relating to Collateral; and

(v)	such information concerning Collateral, the Borrower and the Borrower’s business and affairs as the Bank may require;

(I)	observe and perform the additional covenants set out in Schedule B hereto, if any.

7.2	The Borrower, if a company, covenants that at all times while this Security Agreement remains in effect, without prior written consent of the Bank, it will not:

(a)	declare or pay any dividends;

(b)	purchase or redeem any of its shares or otherwise reduce its share capital;

(c)	become guarantor of any obligation;

(d)	become an endorser in respect of any obligation or otherwise become liable upon any note or other obligation other than bills of exchange deposited to the bank account of the Borrower.

8.	INSURANCE

8.1	The Borrower covenants that at all times while this Security Agreement is in effect the Borrower shall:

(a)	maintain or cause to be maintained insurance on the Collateral with an insurer, of kinds, for amounts and payable to such person or persons, all as the Bank may require, and in particular maintain insurance on the Collateral to the full insurable value against loss or damage by fire including extended coverage endorsement and in the case of motor vehicles, maintain insurance against theft;

(b)	cause the insurance policy or policies required hereunder to be assigned to the Bank and have as part thereof a standard mortgage clause- or a mortgage endorsement, as appropriate; and

(c)	pay any premium in connection with such insurance, and deliver all such policies to the Bank, if it so requires.

8.2	If proceeds of any insurance required hereunder become payable, the Bank may, in its absolute discretion apply such proceeds to such part or parts of the Obligations as the Bank may see fit or the Bank may release any such insurance proceeds to the Borrower for the purpose of repairing, replacing or rebuilding, but any release of insurance proceeds to the Borrower shall not operate as a payment on account of the Obligations or in any way affect this Security Agreement.

8.3	The Borrower will forthwith, on the happening of loss or damage to the Collateral, notify the Bank thereof and furnish to the Bank at the Borrower’s expense any necessary proof and do any necessary act to enable the Bank to obtain payment of the insurance proceeds, but nothing herein contained shall limit the Bank’s right to submit to the insurer a proof of loss on its own behalf.

8.4	The Borrower hereby authorizes and directs the insurer under any policy of insurance required hereunder to include the name of the Bank as a loss payee on any cheque or draft which may be issued with respect to a claim under and by virtue of such insurance, and the production by the Bank to any insurer of a certified copy of this Security Agreement shall be its full and complete authority for so doing.

8.5	If the Borrower fails to maintain insurance as required by Clause 8.1, the Bank may, but shall not be obliged to, maintain or effect such insurance coverage, or so much thereof as the Bank considers necessary for its protection.

9.	PERFORMANCE OF OBLIGATIONS

If the Borrower fails to perform its obligations hereunder, the Bank may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Bank hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Borrower to the Bank forthwith with interest until paid at the highest rate borne by any of the Obligations.

10.	RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL

10.1	Except as herein provided, without the prior written consent of the Bank the Borrower will not:

(a)	sell, lease or otherwise dispose of the Collateral:

(b)	release, surrender or abandon possession of the Collateral; or

(c)	move or transfer the Collateral from the jurisdictions in which the Security Interests hereby created have been perfected.

10.2	Provided that the Borrower is not in default under this Security Agreement, at any time without the consent of the Bank the Borrower may lease, sell, license, consign or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business.

11.	DEFAULT

The Borrower shall be in default under this Security Agreement, unless waived by the Bank, in any of the following events:

(a)	the Borrower · makes default in payment when due of any indebtedness or liability of the Borrower to the Bank; or

(b)	the Borrower is in breach of any term, condition, obligation or covenant to the Bank, or any representation or warranty to the Bank is untrue, whether or not contained in this Security Agreement; or

(c)	the Borrower declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy Act, the Companies Creditors’ Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment; or

(d)	a receiver, receiver and manager or receiver manager of all or any part of the Collateral is appointed; or

(e)	the Borrower ceases or threatens to cease to carry on all or a substantial part of its business; or

(f)	an order of execution against the Collateral or any part thereof remains unsatisfied for a period of 10 days; or

(g)	without the prior written consent of the Bank, the Borrower creates or permits to exist any security interest in, charge, encumbrance, lien on or claim against any of the Collateral which ranks or could in any event rank in priority to or pari passu with any Security Interest created by this Security Agreement; or

(h)	the holder of any other security interest, charge, encumbrance or lien on or claim agianst any of the Collateral does anything to enforce or realize on such security interest, charge, encumbrance, lien or claim; or

(i)	if the Borrower is a company or a partnership, an order is made or an effective resolution is passed for winding up the Borrower; or

(j)	the Borrower, if a company, enters into an amalgamation, a merger or other similar arrangement with any other person; or

(k)	the Borrower, if an individual, dies or is declared incompetent by a court of competent jurisdiction; or

(I)	the Bank in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Obligations is impaired or that any of the Collateral is or is about to be place in jeopardy.

12.	ENFORCEMENT

12.1	Upon any default under this Security Agreement the Bank may declare any or all of the Obligations to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the Security Interests created by this Security Agreement the Bank may take any action permitted by law or in equity, as it may deem expedient, and in particular without limiting the generality of the foregoing, the Bank may do any of the following:

(a)	appoint by instrument a receiver, receiver and manager or receiver manager (the person so appointed is hereinafter called the “Receiver”) of the Collateral, with or without bond as the Bank may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

(b)	enter upon any premises of the Borrower and take possession of the Collateral with power to exclude the Borrower, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

(c)	preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Bank may deem advisable;

(d)	sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Bank may seem reasonable, provided that if any sale, lease or other disposition is on credit the Borrower will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and

(e)	exercise all of the rights and remedies of a secured party under the Act.

12.2	A Receiver appointed pursuant to this Security Agreement shall be the agent of the Borrower and not of the Bank and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Bank hereunder, and in addition shall have power to carry on the business of the Borrower and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any Collateral such security interest may rank before or pari passu with or behind any Security Interest created by this Security Agreement, and if it does not so specify such security interest shall rank before the Security Interests created by this Security Agreement.

12.3	Subject to the claims, if any, of the creditors of the Borrower ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Bank, in its absolute discretion, may direct as follows:

(a)	in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Bank in connection with or incidental to:

(i)	the exercise by the Bank of all or any of the powers granted to it pursuant to this Security Agreement; and

(ii)	the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver’s reasonable remuneration and all outgoings properly payable by the Receiver;

(b)	in or toward payment to the Bank of all principal and other monies (except interest) due in respect of the Obligations;

(c)	in or toward payment to the Bank of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Borrower, any surplus will be paid to the Borrower.

13.	DEFICIENCY

If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full the Borrower will immediately pay to the Bank the amount of such deficiency.

14.	LIABILITY OF BANK

The Bank shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Bank shall manage the Collateral upon entry, as herein provided, nor shall the Bank be liable to account as a mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Bank shall not be bound to do, observe or perform or to see to the observance or performance by the Borrower of any obligations or covenants imposed upon the Borrower nor shall the Bank, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor shall the Bank be obliged to keep any of the Collateral identifiable. The Borrower hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Bank than aforesaid.

15.	APPOINTMENT OF ATTORNEY

The Borrower hereby irrevocably appoints the Bank or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Borrower for and in the name of the Borrower to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Borrower is obliged to sign, endorse or execute and generally to use the name of the Borrower and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Bank or the Receiver, as the case may be, pursuant to this Security Agreement.

16.	ACCOUNTS

Notwithstanding any other provision of this Security Agreement, the Bank may collect, realize, sell or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions and at such time or times, whether before or after default, as may seem to it advisable, and without notice to the Borrower, except in the case of disposition after default and then subject to the provisions of Part V of the Act. All monies or other forms of payment received by the Borrower in payment of any Account will be received and held by the Borrower in trust for the Bank.

17.	APPROPRIATION OF PAYMENTS

Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Bank may see fit, and the Bank may at all times and from time to time change any appropriation as the Bank may see fit.

18.	LIABILITY TO ADVANCE

Except to the extent that the Bank:

(a)	by accepting bills of exchange drawn on it by the Borrower, or

(b)	by issuing letters of credit or letters of guarantee on the application of the Borrower,

is required to advance monies on the maturity of such bills or pursuant to such letters of credit or letters of guarantee, as the case may be, none of the preparation, execution, perfection and registration of this Security Agreement or the advance of any monies shall bind the Bank to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Borrower to the Bank.

19.	WAIVER

The Bank may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be. No waiver shall be effective unless it is in writing.

20.	NOTICE

Notice may be given to either party by sending it through the post in prepaid mail or delivered to the party for whom it is intended, at the principal address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice if posted shall be deemed to have been given at the expiration of three business days after posting and if delivered, on delivery.

21.	EXTENSIONS

The Bank may grant extension of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Borrower, account debtors of the Borrower, sureties and others and with Collateral and other security interests as the Bank may see fit without prejudice to the liability of the Borrower or the Bank’s right to hold and realize on the Security Interests created by this Security Agreement.

22.	NO MERGER

This Security Agreement shall no operate so as to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Bank from the Borrower or from any other person whomsoever. The taking of a judgement with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

23.	RIGHTS CUMULATIVE

All rights and remedies of the Bank set out in this Security Agreement, and in any other security agreement held by the Bank from the Borrower or any other person whomsoever to secure payment and performance of the Obligations, are cumulative and no right or remedy contained herein or therein is intended to be exclusive but each is in addition to every other right or remedy contained herein or therein or in an existing or future security agreement or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Borrower and the Bank that may be in effect from time to time.

24.	ASSIGNMENT

The Bank may, without further notice to the Borrower, at any time assign, transfer or grant a security interest in this Security Agreement and the Security Interests created hereby. The Borrower expressly agrees that the assignee, transferee or secured party, as the case may be, shall have all of the Bank’s rights and remedies under this Security Agreement and the Borrower will not assert any defense, counterclaim, right of set-off otherwise any claim which it now has or hereafter acquires against the Bank in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

25.	SATISFACTION AND DISCHARGE

Any partial payment or satisfaction of the Obligations or any ceasing by the Borrower to be indebted to the Bank shall be deemed not to be a redemption or discharge of this Security Agreement. The Borrower shall be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations, and upon written request by the Borrower and payment to the Bank of a discharge fee to be fixed by the Bank and payment of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Bank in connection with the Obligations and such release and discharge.

26.	ENUREMENT

This Security Agreement shall enure to the benefit of the Bank and its successors and assigns, and shall be binding upon the respective heirs, executors, personal representatives, successors and permitted assigns of the Borrower.

27.	INTERPRETATION

27.1	In this Security Agreement:

(a)	“Borrower” and the personal pronoun “it” or “its” and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Borrower is one or more individuals, corporations or partnerships and, if more than one, shall apply and be binding upon each of them severally;

(b)	“Collateral” has the meaning set out in Clause 1 hereof and any reference to Collateral shall, unless the context otherwise requires, be deemed to be a reference to Collateral as a whole or any part thereof;

(c)	“the Act” means the Personal Property Security Act of British Columbia and all regulations thereunder, as amended from time to time.

27.2	Words and expressions used herein that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

27.3	The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement shall not affect the validity or enforceability of any other clause or the remainder of such clause.

27.4	The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

27.5	This Security Agreement shall be governed by the laws of British Columbia.

28	COPY OF AGREEMENT AND FINANCING STATEMENT

The Borrower hereby”

(a)	acknowledges receiving a copy of this Security Agreement; and

(b)	waives all rights to receive from the Bank a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Security Agreement.

IN WITNESS WHEREOF the Borrower has executed this Security Agreement the “6th” day of “August” , 2010 (year).

Chief Executive Office of Borrower:

OR

EXECUTED AND DELIVERED		)	RED RESORT LIMITED PARTNERSHIP by its
by	“Howard Katkov”	)	general partner Red Resort G.P. Ltd.
In the presence of		)
		)	“Howard Katkov”
Name:	“C. Andison”	)	Authorized Signatory

Address:	“1241 Black Bear Dr.”	)
	“Rossland”	)	Authorized Signatory
Occupation:	“Planning Coordinator”	)	Principal Residence of Borrower:

SCHEDULE A

1.	General Collateral other that Serial Numbered Goods (insert description of Equipment by item or kind)

N/A

2.	Serial Numbered Goods

Serial No./	Make and Model
Dept. of Transport No.

N/A

SCHEDULE B

Additional Covenants

7.1 (I)	The Borrower will:

(i)	limit its capital expenditures in any one fiscal year in aggregate to not more than $N/A; and

(ii)	limit the amounts paid for remuneration in any form, whether by way of salary, bonus, commission, director’s fee or otherwise, to its directors, officers’ and shareholders in any one fiscal year in aggregate to not more than $N/A.

(iii)	BORROWER AND GUARANTORS WILL NOT INCUR NON-TRADE DEBT WITHOUT THE PRIOR WRITTEN CONSENT OF THE BANK.

(iv)	BORROWER AND GUARANTORS WILL NOT CHANGE OWNERSHIP WITHOUT THE PRIOR WRITTEN CONSENT OF THE BANK.

(v)	THREE OPERATING COMPANIES: RED RESORT LIMITED PARTNERSHIP, LEROI ACQUISITION CORP. & RED PROPERTY MANAGEMENT LTD. ON A CONSOLIDATED BASIS ARE TO MAINTAIN A DEBT SERVICING RATIO OF 1.1:1 OR BETTER (TESTED ON AN ANNUAL BASIS)

FORM_B_V18
KAMLOOPS LAND TITLE OFFICE
LAND TITLE ACT	Aug-11-2010 16:12:45.001	CA1691077 CA1691078
FORM B (Section 225)

MORTGAGE - PART 1 Province of British Columbia	PAGE 1 OF 4 PAGES

Your electronic signature is a representation that you are a subscriber as defined by the Land Title Act, RSBC 1996 c.250, and that you have applied your electronic signature in accordance with Section 168.3, and a true copy, or a copy of that true copy, is in your possession.

Christopher Kenneth Haines NATLI3	Digitally signed by Christopher Kenneth Haines NATLI3 DN: c=CA, cn=Christopher Kenneth Haines NATLI3, o=Lawyer, ou=Verify ID at www.juricert.com/LKUP.cfm? id=NATLI3 Date: 2010.08.11 06:55:55 -07 ‘00’

1.	APPLICATION: (Name, address, phone number of applicant, applicant's solicitor or agent)
Christopher K. Haines
	LINDSAY KENNEY LLP, Barristers & Solicitors		Client No. 011080
	1800 - 401 West Georgia St.		(604) 484-3089
	Vancouver	BC V6B 5A1	File No. 20100861
	Document Fees: $143.80		Deduct LTSA Fees? Yes ☑

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
[PID] [legal description]

SEE SCHEDULE

STC? YES ☐

3.	BORROWER(S) (MORTGAGOR(S)): (including postal address(es) and postal code(s))
RMR ACQUISITION CORP.

	BOX 670		Incorporation No
	ROSSLAND	BRITISH COLUMBIA	BC0696628
	V0G 1Y0	CANADA

4.	LENDER(S) (MORTGAGEE(S)): (including occupation(s), postal address(es) and postal code(s))
BANK OF MONTREAL

#2200-4720 KINGSWAY
	BURNABY	BRITISH COLUMBIA
	CANADA	V5H 4N2

5.	PAYMENT PROVISIONS:
	(a) Principal Amount:	(b) Interest Rate:	(c) Interest Adjustment	Y	M	D
	$650,000	Mortgagee's Prime Rate plus 5% per annum	Date: N/A
	(d) Interest Calculation Period:	(e) Payment Dates:	(f) First Payment
	Monthly, not in advance	last day of each month	Date: N/A
	(g) Amount of each periodic payment:	(h) Interest Act (Canada) Statement.	(i) Last Payment
	N/A	The equivalent rate of interest calculated half yearly not in advance	Date: N/A
is N/A% per annum.
	(j) Assignment of Rents which the applicant wants registered? YES ☑ NO ☐	(k) Place of payment: Postal Address in Item 4	(l) Balance Due Date: On Demand
page 14, paragraph F.1

MORTGAGE – PART 1	PAGE 2 OF 4 PAGES

6.	MORTGAGE contains floating charge on land ? YES ☐ NO ☑	7.	MORTGAGE secures a current or running account? YES ☑ NO ☐

8.	INTEREST MORTGAGED: Freehold ☑ Other (specify) ☐

9.	MORTGAGE TERMS:

Part 2 of this mortgage consists of (select one only):

(a) Prescribed Standard Mortgage Terms   ☐

(b) Filed Standard Mortgage Terms           ☑          D F Number: MT080118

(c) Express Mortgage Terms                      ☐          (annexed to this mortgage as Part 2)

A selection of (a) or (b) includes any additional or modified terms referred to in item 10 or in a schedule annexed to this mortgage.

10.	ADDITIONAL OR MODIFIED TERMS:

Nil

11.	PRIOR ENCUMBRANCES PERMITTED BY LENDER:

SEE SCHEDULE

12. EXECUTION(S): This mortgage charges the Borrower's interest in the land mortgaged as security for payment of all money due and performance of all obligations in accordance with the mortgage terms referred to in item 9 and the Borrower(s) and every other signatory agree(s) to be bound by, and acknowledge(s) receipt of a true copy of, those terms.

Officer Signature(s)	Execution Date			Borrower(s) Signature(s)
	Y	M	D
RMR ACQUISITION CORP.
by its authorized signatory
Lilina T. Lysenko	10	08	06
Barrister & Solicitor
100 - 1945 Main Street				Howard I. Katkov
Fruitvale, B.C. V0G 1L0
(250) 367-7403

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. 1996, c.124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

LAND TITLE ACT

FORM E

SCHEDULE	PAGE 3 OF 4 PAGES

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]	[LEGAL DESCRIPTION]
	006-976-824	LOT 1 DISTRICT LOTS 967, 1045, 1057 AND 1347 TOWNSHIP 28 KOOTENAY DISTRICT PLAN 14633 EXCEPT PLANS NEP62387, NEP79845 AND NEP91123
STC? YES ☐

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]	[LEGAL DESCRIPTION]
	026-522-161	LOT 5 TOWNSHIP 28 KOOTENAY DISTRICT PLAN NEP79845
STC? YES ☐

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]	[LEGAL DESCRIPTION]
	028-280-253	LOT A TOWNSHIP 28 KOOTENAY DISTRICT PLAN NEP91123 (SEE PLAN AS TO LIMITED ACCESS)
STC? YES ☐

LAND TITLE ACT

FORM E

SCHEDULE	PAGE 4 OF 4 PAGES

enter the required information in the same order as the information must appear on the Freehold Transfer form, Mortgage form, or General Instrument form.

11. PRIOR ENCUMBRANCES PERMITTED BY LENDER:

PID 006-976-824: R 14099D, RW 31200D, L 54608D, U N16017, L N25257, SRW T11251, SRW V21830, U W6252, U W6253, U W6254, E XD21312, SRW XK11108, SRW KL94416, SRW KN44286, U KR20040, U KR20041, U KR20042, SRW KX181130, C KX181147, SRW LB162112, SRW LB162113, SRW LB169479, SRW LB169480, SRW LB285863

PID 006-522-161: SRW T11251, SRW V21830, SRW KX181129, SRW KX181130, SRW KX181142, C KX181147

FORM_B_V18

LAND TITLE ACT
FORM B (Section 225)

MORTGAGE - PART 1 Province of British Columbia	PAGE 1 OF 4 PAGES

Your electronic signature is a representation that you are a subscriber as defined by the Land Title Act, RSBC 1996 c.250, and that you have applied your electronic signature in accordance with Section 168.3, and a true copy, or a copy of that true copy, is in your possession.

1.	APPLICATION: (Name, address, phone number of applicant, applicant's solicitor or agent)
Christopher K. Haines
	LINDSAY KENNEY LLP, Barristers & Solicitors		Client No. 011080
	1800 - 401 West Georgia St.		(604) 484-3089
	Vancouver	BC V6B 5A1	File No. 20100861
Deduct LTSA Fees? Yes ☑

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
[PID] [legal description]

SEE SCHEDULE

STC? YES ☐

3.	BORROWER(S) (MORTGAGOR(S)): (including postal address(es) and postal code(s))
RMR ACQUISITION CORP.

	BOX 670		Incorporation No
	ROSSLAND	BRITISH COLUMBIA	BC0696628
	V0G 1Y0	CANADA

4.	LENDER(S) (MORTGAGEE(S)): (including occupation(s), postal address(es) and postal code(s))
BANK OF MONTREAL

#2200 - 4720 KINGSWAY
	BURNABY	BRITISH COLUMBIA
	CANADA	V5H 4N2

5.	PAYMENT PROVISIONS:
	(a) Principal Amount:	(b) Interest Rate:	(c) Interest Adjustment	Y	M	D
	$650,000	Mortgagee's Prime Rate plus 5% per annum	Date: N/A
	(d) Interest Calculation Period:	(e) Payment Dates:	(f) First Payment
	Monthly, not in advance	last day of each month	Date: N/A
	(g) Amount of each periodic payment:	(h) Interest Act (Canada) Statement.	(i) Last Payment
	N/A	The equivalent rate of interest calculated half yearly not in advance	Date: N/A
is N/A% per annum.
	(j) Assignment of Rents which the applicant wants registered? YES ☑ NO ☐	(k) Place of payment: Postal Address in Item 4	(l) Balance Due Date: On Demand
If YES, page and paragraph number:
page 14, paragraph F.1

MORTGAGE – PART 1	PAGE 2 OF 4 PAGES

6.	MORTGAGE contains floating charge on land ? YES ☐ NO ☑	7.	MORTGAGE secures a current or running account? YES ☑ NO ☐

8.	INTEREST MORTGAGED: Freehold ☑ Other (specify) ☐

9.	MORTGAGE TERMS:

Part 2 of this mortgage consists of (select one only):

(a) Prescribed Standard Mortgage Terms   ☐

(b) Filed Standard Mortgage Terms           ☑          D F Number: MT080118

(c) Express Mortgage Terms                      ☐          (annexed to this mortgage as Part 2)

A selection of (a) or (b) includes any additional or modified terms referred to in item 10 or in a schedule annexed to this mortgage.

10.	ADDITIONAL OR MODIFIED TERMS:
Nil

11.	PRIOR ENCUMBRANCES PERMITTED BY LENDER:
SEE SCHEDULE

12. EXECUTION(S): This mortgage charges the Borrower's interest in the land mortgaged as security for payment of all money due and performance of all obligations in accordance with the mortgage terms referred to in item 9 and the Borrower(s) and every other signatory agree(s) to be bound by, and acknowledge(s) receipt of a true copy of, those terms.

Officer Signature(s)	Execution Date			Borrower(s) Signature(s)
	Y	M	D
RMR ACQUISITION CORP.
/s/ Lilina T. Lysenko				by its authorized signatory
Lilina T. Lysenko	10	08	06
Barrister & Solicitor				/s/ Howard Katkov
100 - 1945 Main Street				Howard Katkov
Fruitvale, B.C. V0G 1L0
(250) 367-7403

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act , R.S.B.C. 1996, c. 124, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

FORM_B_V18

LAND TITLE ACT

FORM E

SCHEDULE	PAGE 3 OF 4 PAGES

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]	[LEGAL DESCRIPTION]
	006-976-824	LOT 1 DISTRICT LOTS 967, 1045, 1057 AND 1347 TOWNSHIP 28 KOOTENAY DISTRICT PLAN 14633 EXCEPT PLANS NEP62387, NEP79845 AND NEP_________
STC? YES ☐

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]	[LEGAL DESCRIPTION]
	026-522-161	LOT 5 TOWNSHIP 28 KOOTENAY DISTRICT PLAN NEP79845
STC? YES ☐

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
	[PID]	[LEGAL DESCRIPTION]
LOT A TOWNSHIP 28 KOOTENAY DISTRICT PLAN NEP_______________________
STC? YES ☐

FORM_B_V18

LAND TITLE ACT

FORM E

SCHEDULE	PAGE 4 OF 4 PAGES

Enter the required information in the same order as the information must appear on the Freehold Transfer form, Mortgage form, or General Instrument form.

11. PRIOR ENCUMBRANCES PERMITTED BY LENDER:

PID 006-976-824: R 14099D, RW 31200D, L 54608D, U N16017, L N25257, SRW T11251, SRW V21830, U W6252, U W6253, U W6254, E XD21312, SRW XK11108, SRW KL94416, SRW KN44286, U KR20040, U KR20041, U KR20042, SRW KX181130, C KX181147, SRW LB162112, SRW LB162113, SRW LB169479, SRW LB169480, SRW LB285863

PID 006-522-161: SRW T11251, SRW V21830, SRW KX181129, SRW KX181130, SRW KX181142, C KX181147

FORM_C_V18 (Charge)

LAND TITLE ACT

FORM C (Section 233) CHARGE

GENERAL INSTRUMENT - PART 1 Province of British Columbia	PAGE 1 OF 3 PAGES

Your electronic signature is a representation that you are a subscriber as defined by the Land Title Act, RSBC 1996 c.250, and that you have applied your electronic signature in accordance with Section 168.3, and a true copy, or a copy of that true copy, is in your possession.

1.	APPLICATION: (Name, address, phone number of applicant, applicant's solicitor or agent)
McEWAN & CO. LAW CORPORATION
	135 MARKET AVENUE		TELEPHONE: (250) 442 2105
	P.O. BOX 1016		Client No. 012171 / File 12-9725
	GRAND FORKS	BC V0H 1H0	UBN B20093281901020
Deduct LTSA Fees? Yes ☑

2.	PARCEL IDENTIFIER AND LEGAL DESCRIPTION OF LAND:
[PID] [LEGAL DESCRIPTION]
026-522-195 LOT 8, TOWNSHIP 28, KOOTENAY DISTRICT, PLAN NEP79845

STC? YES ☐

3.	NATURE OF INTEREST	CHARGE NO.	ADDITIONAL INFORMATION
	Extension of Mortgage	CA1691077
	Assignment of Rents		Extension of CA1691078

4.	TERMS: Part 2 of this instrument consists of (select one only)
	(a) ☐ Filed Standard Charge Terms D.F. No.	(b) ☑ Express Charge Terms Annexed as Part 2
A selection of (a) includes any additional or modified terms referred to in Item 7 or in a schedule annexed to this instrument.

5.	TRANSFEROR(S):
RMR ACQUISITION CORP. (INC. NO. BC0696628)

6.	TRANSFEREE(S): (including postal address(es) and postal code(s))
BANK OF MONTREAL

#2200 - 4720 KINGSWAY
	BURNABY		BRITISH COLUMBIA
		V5H 4N2	CANADA

7.	ADDITIONAL OR MODIFIED TERMS:
NONE

8.	EXECUTION(S): This instrument creates, assigns, modifies, enlarges, discharges or governs the priority of the interest(s) described in Item 3 and the Transferor(s) and every other signatory agree to be bound by this instrument, and acknowledge(s) receipt of a true copy of the filed standard charge terms, if any.

Officer Signature(s)	Execution Date			Transferor(s) Signature(s)
	Y	M	D
RMR ACQUISITION CORP. by its
/s/ J.C. (Judy) GRIFFITHS				authorized signatory:
J.C. (Judy) GRIFFITHS	12	10	30
NOTARY PUBLIC				/s/ DONALD THOMPSON
J.C. Griffiths Notary Corporation				DONALD THOMPSON
P.O. Box 1209 - 2110 Columbia Ave,
Rossland, BC V0G 1Y0.

OFFICER CERTIFICATION:

Your signature constitutes a representation that you are a solicitor, notary public or other person authorized by the Evidence Act, R.S.B.C. I 996, c.l24, to take affidavits for use in British Columbia and certifies the matters set out in Part 5 of the Land Title Act as they pertain to the execution of this instrument.

Terms of Instrument — Part 2

WHEREAS:

A.	the Transferor (as defined in item 5 of the attached Form C) is the registered owner of the lands more particularly described in item 2 of the attached Form C;

B.	the Transferor granted to the Transferee (as defined in item 6 of the attached Form C) that certain mortgage and assignment of rents (collectively, the "Mortgage") dated August 6, 2010 and registered in the Kamloops Land Title Office on August 11, 2010 under Nos. CA1691077 and CA1691078, respectively, to secure the Principal Amount (as defined in item 5 of the Mortgage), together with interest and other monies as therein set out, charging the real property in Rossland, British Columbia, legally described as:

Parcel Identifier 006-976-824, Lot 1, District Lots 967, 1045, 1057 and 1347, Township 28, Kootenay District, Plan 14633 Except Plans NEP62387, NEP79845 and NEP91123

Parcel Identifier 026-522-161, Lot 5, Township 28, Kootenay District, Plan NEP79845

Parcel Identifier 028-280-253, Lot A, Township 28, Kootenay District, Plan NEP91123 (See Plan as to Limited Access)

C.	the Transferee wishes to grant to the Transferor further security by extending the Mortgage to also mortgage and charge the real property in Rossland, British Columbia (the "Additional Lands"), legally described as:

Parcel Identifier 026-522-195, Lot 8, Township 28, Kootenay District, Plan NEP79845

NOW THEREFORE THIS EXTENSION AGREEMENT WITNESSES AS FOLLOWS:

1.	In consideration of the sum of One Dollar ($1.00) now paid by the Transferee to the Transferor, the receipt and sufficiency of which is by each hereby acknowledged, and as further security for the Mortgage, the Transferor further grants and mortgages unto the Transferee the Additional Lands to secure the Principal Amount, and to give effect to this grant and mortgage, the Mortgage be extended by adding the description of the Additional Lands to the Mortgage so that the Additional Lands stand subject to the mortgage and charge of the Mortgage and the terms and conditions thereof as if the description of the Additional Lands were included in the schedule to the Mortgage when the Mortgage was executed by the Transferor.

2.	This extension agreement shall from the date hereof, and without prejudice to the state of the accounts between the Transferor and the Transferee, be read and construed along with the Mortgage and be treated as a part thereof and shall be read together and constitute one instrument, but nothing herein contained shall affect or prejudice the rights of the Transferee as against the Transferor or against the assets of the Transferor or as against any surety for payment of the obligations of the Transferor or any part thereof or as against any subsequent encumbrance or any other person interested in the Transferor or the assets of the Transferor or the rights of any of these persons, all of which rights are hereby reserved.

3.	If there is any inconsistency or conflict between the provisions of the Mortgage and the provisions of this extension agreement, the provisions of this extension agreement and the intent of the parties as evidenced hereby shall prevail.

4.	Except as expressly amended hereby, all of the covenants, agreements, conditions and provisions of the Mortgage are hereby ratified and confirmed and shall remain in full force and effect.

5.	This extension agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

6.	Wherever the singular or masculine appears throughout this extension agreement the plural or the feminine or body corporate or politic shall be construed where the context of the parties so require.

IN WITNESS WHEREOF the Transferor has caused this extension agreement to be executed on the day and year stated in item 8 of the attached Form C.

END OF DOCUMENT